                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
1934

                               (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         R. R. DONNELLEY & SONS COMPANY
                (Name of Registrant as Specified In Its Charter)

                       ---------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

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NOTICE AND PROXY STATEMENT                                 77 West Wacker Drive
ANNUAL MEETING OF STOCKHOLDERS                             Chicago, Illinois
                                                            60601-1696


[LOGO OF R. R. DONNELLEY & SONS COMPANY]         R. R. DONNELLEY & SONS COMPANY


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MARCH 23, 1995
- --------------------------------------------------------------------------------

The Annual Meeting of Stockholders of R. R. Donnelley & Sons Company will be held on Thursday, March 23, 1995, at eight o'clock a.m., Chicago Time, at the Company's headquarters offices, 77 West Wacker Drive, 19th Floor, Chicago, Illinois, 60601 for the following purposes:

 1. To elect five directors;

 2. To consider and vote on a proposal to adopt the 1995 Stock Incentive Plan;

 3. To consider and vote on a stockholder proposal regarding the CERES Principles, described on pages 23 to 25, if properly presented at the meeting;

 4. To consider and vote on a stockholder proposal regarding a Maquiladora report, described on pages 25 to 27, if properly presented at the meeting; and

 5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

 Enclosed herewith is a Proxy Statement setting forth certain additional information.

 Only stockholders of record at the close of business on February 6, 1995 will be entitled to notice of and to vote at the meeting.

 Stockholders who do not expect to be present at the meeting are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time before it is exercised and stockholders who are present at the meeting may withdraw their proxies and vote in person. Revocation may be effected in the manner provided on page 1 of the Proxy Statement.

                                              By Order of the Board of Directors

                                                               Deborah M. Regan

                                                                       Secretary

February 16, 1995

                                              [LOGO PRINTED ON RECYCLED PAPER]

- --------------------------------------------------------------------------------
                                                           77 West Wacker Drive
                                                           Chicago, Illinois
                                                            60601-1696

[LOGO OF R. R. DONNELLEY & SONS COMPANY]         R. R. DONNELLEY & SONS COMPANY

February 16, 1995

PROXY STATEMENT
- --------------------------------------------------------------------------------

This Proxy Statement is furnished to stockholders of R. R. Donnelley & Sons Company in connection with the solicitation, by order of the Board of Directors, of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, March 23, 1995 (the "1995 Annual Meeting") at the time and place and for the purposes set forth in the accompanying notice of the meeting. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about February 16, 1995.
 The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering a written notice of revocation to the Secretary of the Company or by executing a proxy bearing a later date which is exercised at the meeting. Attendance at the 1995 Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.
 All outstanding shares of the Company's common stock, par value $1.25 ("Common Stock"), represented by properly executed and unrevoked proxies received in the accompanying form in time for the 1995 Annual Meeting will be voted. A stockholder may, with respect to the election of directors (i) vote for the election of all five nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy. A stockholder may, with respect to each other matter specified in the notice of the meeting (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given, the shares will be voted for the election of all five nominees named herein as directors, for the approval of the 1995 Stock Incentive Plan, against the stockholder proposal regarding the CERES Principles, described on pages 23 to 25, if it is properly presented at the 1995 Annual Meeting, and against the stockholder proposal regarding a Maquiladora report, described on pages 25 to 27, if it is properly presented at the 1995 Annual Meeting.
 A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.
 The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote in the election of directors is required to elect directors. Accordingly, if a quorum is present at the meeting, the five persons receiving the greatest number of votes will be elected to serve as directors. Therefore, withholding authority to vote for a director(s) and non-voted shares with respect to the election of directors will not affect the outcome of the election of directors. If

- --------------------------------------------------------------------------------
a quorum is present at the meeting, approval of each matter other than the election of directors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on such matter. An abstention with respect to such matter has the legal effect of a vote against such matter. Non-voted shares with respect to such matter will not affect the determination of whether such matter is approved.
 If a stockholder is a participant in the Company's Dividend Reinvestment Plan or Employee Monthly Investment Plan and the accounts are registered in the same name, the proxy represents the number of full shares in each plan account, as well as shares registered in the participant's name. If a stockholder is a participant in the Company's Tax Credit Stock Ownership Plan and the account is registered in the same name, the proxy will also serve as a voting instruction for the trustee of this plan.
 The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph. The Company has retained Morrow & Co. to aid in the solicitation of proxies for a fee of $8,000, plus out-of-pocket expenses.
 There were issued and outstanding 152,976,640 shares of Common Stock
(exclusive of 5,632,160 shares held in the Treasury) as of February 6, 1995.
Each such issued and outstanding share is entitled to one vote upon each matter to be voted on at the 1995 Annual Meeting. The close of business on February 6, 1995 has been fixed as the record date for the determination of stockholders entitled to vote at the meeting.

ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides for three classes of directors of as nearly equal size as possible and further provides that the total number of directors shall be determined by the Company's By-Laws, except that the total number of directors shall be not less than nine nor more than fifteen. The term of each class of directors is three years and the term of one class expires each year in rotation. The Company's By-Laws currently provide that the number of directors is thirteen.
 The terms of the Directors of the First Class expire at the 1995 annual election to be held at the 1995 Annual Meeting. At the present time it is intended that shares represented by the enclosed proxy will be voted for the election of Martha Layne Collins, Charles C. Haffner III, Richard M. Morrow, H. Blair White, and Stephen M. Wolf as Directors of the First Class for a three-year term expiring at the 1998 annual election. Mr. Morrow has informed the Company that, if re-elected, he intends to retire in accordance with the Company's Retirement Policy for directors on March 1, 1996, at age 70. Mr. White has informed the Company that, if re-elected, he intends to retire in accordance with the Company's Retirement Policy for directors on September 1, 1997, at age 70.
 All of the nominees are currently members of the Board of Directors. In the event that any nominee should become unavailable for reasons not now known, it is intended that such shares will be voted for such substitute nominee as may be selected by the Board of Directors or the Board may elect not to fill the vacancy and to reduce the number of directors.
 The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or by proxy at the 1995 Annual Meeting and entitled to vote on the election of directors is required to elect the nominees as Directors of the First Class.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTORS OF THE FIRST CLASS.

- --------------------------------------------------------------------------------
INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS

The names of the directors whose terms of office shall continue after the 1995 Annual Meeting and the nominees, their principal occupations during the past five years, certain other directorships held, and certain other information are set forth below.

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DIRECTORS OF THE FIRST CLASS
Nominated for election at the 1995 Annual Meeting for Terms Expiring in 1998
- --------------------------------------------------------------------------------
             MARTHA LAYNE COLLINS, President of St. Catharine College,
PHOTO OF     Springfield, Kentucky, since July, 1990 and President, Martha
MARTHA       Layne Collins & Associates, a consulting firm, since January,
LAYNE        1988. She was a Fellow at John F. Kennedy School of Government at
COLLINS      Harvard University from January, 1989 to May, 1989 and was
             Executive-in- Residence, University of Louisville from January,
             1988 to December, 1988. She was Governor of the Commonwealth of
             Kentucky from December, 1983 to December, 1987 and Lieutenant
             Governor from December, 1979 to December, 1983. She has been a director since 1987. She is a director of Eastman Kodak Company and Mid-America Bancorp (dba Bank of Louisville). Age 58. Member
             of the Audit Committee.
- --------------------------------------------------------------------------------
             CHARLES C. HAFFNER III, Retired Vice Chairman of the Board of the
PHOTO OF     Company. He was Vice Chairman of the Board from February, 1984
CHARLES C.   until August, 1990. From March, 1983 to January, 1984, he served
HAFFNER III  as Vice Chairman and Treasurer. He has been a director since
             1961. He is a director of DuKane Corporation, The Lakeside Bank and Protection Mutual Insurance Company. Mr. Haffner is a cousin of James R. Donnelley, a director of the Company. Age 66. Member of the Executive and Nominating Committees.
- --------------------------------------------------------------------------------
             RICHARD M. MORROW, Retired Chairman and Chief Executive Officer
PHOTO OF     of Amoco Corporation, a producer and distributor of petroleum and
RICHARD M.   chemical products. He was Chairman and Chief Executive Officer of
MORROW       Amoco Corporation from 1983 until his retirement on February 27,
             1991. He has been a director since January 1, 1990. He is a director of First Chicago Corporation, The First National Bank of
             Chicago, Marsh & McLennan Companies, Inc., Potlatch Corporation,
             Seagull Energy Corporation and Westinghouse Electric Corporation.
             Age 68. Member of the Finance and Nominating Committees.
- --------------------------------------------------------------------------------
             H. BLAIR WHITE, Counsel to the law firm of Sidley & Austin since
PHOTO OF     January, 1995. He was the sole officer and shareholder of a
H. BLAIR     corporate partner in the law firm of Sidley & Austin prior to
WHITE        January, 1995. He has been a director since 1979. He is a
             director of DEKALB Energy Company, DEKALB Genetics Corporation
             and Kimberly-Clark Corporation. Age 67. Member of the Audit
             Committee.
- --------------------------------------------------------------------------------
             STEPHEN M. WOLF, Senior Advisor to Lazard Freres & Co., an
PHOTO OF     investment banking firm, since August, 1994. He was Chairman and
STEPHEN M.   Chief Executive Officer of UAL Corporation and United Air Lines,
WOLF         Inc. from 1987 to 1994. He has been a director since January,
             1995. He is a director of Philip Morris Companies, Inc. Age 53.
             Member of the Finance Committee.

- --------------------------------------------------------------------------------
DIRECTORS OF THE SECOND CLASS
Terms Expire in 1996
- --------------------------------------------------------------------------------
             JAMES R. DONNELLEY, Vice Chairman of the Board since July 26,
PHOTO OF     1990. From June, 1988 to July 26, 1990, he was Group President,
JAMES R.     Corporate Development. Prior to June, 1988, he was Group
DONNELLEY    President, Financial Printing Services. He has been a director since 1976. He is a director of Sierra Pacific Resources and
             Pacific Magazines and Printing Limited. Mr. Donnelley is a cousin of Charles C. Haffner III, a director of the Company. Age 59.
             Member of the Executive and Finance Committees.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
             JOHN M. RICHMAN, Counsel to the law firm of Wachtell, Lipton,
PHOTO OF     Rosen & Katz since January, 1990. He was Vice Chairman of Philip
JOHN M.      Morris Companies Inc., a consumer packaged goods company, from
RICHMAN      December, 1988 until December, 1989, and was Chairman and Chief
             Executive Officer of Kraft, Inc. from 1979 to December, 1989. He has been a director since 1988. He is a director of BankAmerica
             Corporation, Bank of America NT & SA, and USX Corporation. Age
             67. Member of the Audit, Compensation and Nominating Committees.
- --------------------------------------------------------------------------------
             WILLIAM D. SANDERS, Chairman and Chief Executive Officer since
PHOTO OF     1990 of Security Capital Group Incorporated, an owner and
WILLIAM D.   operator of public real estate companies. Prior to 1990, he was
SANDERS      Chairman of La Salle Partners Limited. He has been a director since 1986. He is a director of Security Capital Group
             Incorporated. Age 53. Member of the Compensation and Nominating
             Committees.
- --------------------------------------------------------------------------------
             BIDE L. THOMAS, Retired President of Commonwealth Edison Company,
PHOTO OF     a producer, distributor and seller of electric energy. He was
BIDE L.      President of Commonwealth Edison Company from September, 1987
THOMAS       until his retirement in December, 1992. He has been a director since 1987. He is a director of L. E. Myers Company and The
             Northern Trust Corporation. Age 59. Member of the Executive and
             Finance Committees.

- --------------------------------------------------------------------------------
DIRECTORS OF THE THIRD CLASS
Terms Expire in 1997
- --------------------------------------------------------------------------------
             THOMAS S. JOHNSON, Chairman, President and Chief Executive
PHOTO OF     Officer of GP Financial Corp. and its subsidiary, The Green Point
THOMAS S.    Savings Bank, since 1993. President of Manufacturers Hanover
JOHNSON      Corporation and Manufacturers Hanover Trust Company, diversified financial institutions, from December, 1989 until July, 1991. He was President and a director of Chemical Banking Corporation and
             Chemical Bank from 1983 until December, 1989. He has been a director since February, 1990. He is a director of The Green
             Point Savings Bank, Online Resources & Communications
             Corporation, and U. S. Capital Group Inc. Age 54. Member of the
             Compensation and Finance Committees.
- --------------------------------------------------------------------------------
             M. BERNARD PUCKETT, President and Chief Operating Officer of
PHOTO OF     Mobile Telecommunication Technologies Corp., a provider of paging
M. BERNARD   and wireless messaging services, since January 1994. He was
PUCKETT      Senior Vice President, Corporate Strategy and Development of
             International Business Machines from 1993 to 1994, Vice President and General Manager, Applications Solutions Division of
             International Business Machines from 1991 to 1993, and President,
             Data Systems Division of International Business Machines from
             1988 to 1991. He has been a director since January, 1995. He is a director of Mobile Telecommunication Technologies Corp.,
             Underwriters Reinsurance Co., and P-Com. Age 50. Member of the
             Audit Committee.
- --------------------------------------------------------------------------------
             JERRE L. STEAD, Chairman and Chief Executive Officer of Legent
PHOTO OF     Corporation, a supplier of systems management solutions to users
JERRE L.     of computer technology, since January, 1995. He was Executive
STEAD        Vice President of AT&T Corp. and Chairman and Chief Executive
             Officer of AT&T Global Information Solutions, formerly NCR
             Corporation, a subsidiary of AT&T, from 1993 to 1994. He was
             President of Global Business Communications Systems, AT&T from
             1991 to 1993. He was Chairman, President and Chief Executive
             Officer of Square D Company from 1989 to 1991 and President and
             Chief Operating Officer from 1987 to 1989. He has been a director since January, 1994. He is a director of Armstrong World
             Industries, Inc., Legent Corporation and TGB Holdings, bv. Age
             52. Member of the Audit and Compensation Committees.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
             JOHN R. WALTER, Chairman of the Board of the Company since
PHOTO OF     September, 1989 and Chief Executive Officer since January, 1989.
JOHN R.      He was President from June, 1987 until March, 1991, Executive
WALTER       Vice President from October, 1986 until June, 1987 and Group
             President of the Directory Group from February, 1985 to October,
             1986. He has been a director since June, 1987. He is a director of Abbott Laboratories, Dayton Hudson Corporation and Deere &
             Company. Age 48. Member of the Executive Committee.
- --------------------------------------------------------------------------------
 In 1994, the Board of Directors met six times. Each incumbent director who was a director during 1994 was present for 75% or more of the total number of meetings of the Board of Directors and Committees of the Board of which such director was a member.
 H. Blair White, a director of the Company, is Counsel to the law firm of Sidley & Austin. Sidley & Austin furnished legal services to the Company in
1994 and the Company expects the firm to continue to furnish legal services in 1995. The Company provides reprographics management services at market rates to Sidley & Austin. The Company also provides printing services at market rates to certain firms of which the Company's directors are now or were formerly officers and/or directors.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has standing Audit, Compensation, Executive, Finance and Nominating Committees of the Board of Directors. The members of these Committees have been identified above.
 The Audit Committee recommends the selection of independent public accountants to the Board of Directors; reviews the scope of the audits performed by the independent public accountants and internal audit department, together with their audit reports and any recommendations made by them; reviews in January of each year the results of the audit for the prior fiscal year with the independent public accountants before the earnings report for such fiscal year is released publicly; and reviews periodically the performance of the Company's accounting and financial personnel. The Audit Committee also reviews the Company's financial disclosure documents, management perquisites, material litigation and regulatory proceedings and other issues relative to potentially significant corporate liability and reviews and monitors the Company's codes of conduct. The Audit Committee met three times in 1994.
 The Compensation Committee determines the annual salary, bonus and other benefits of selected senior officers of the Company and establishes and reviews, as appropriate, performance standards under compensation programs for senior officers. The Compensation Committee recommends new employee benefit plans and changes to stock incentive plans to the Board of Directors, approves amendments to the non-stock employee benefit plans and administers all of the Company's employee benefit plans. The Compensation Committee also recommends to the Board of Directors candidates for election as corporate officers. The Compensation Committee met four times in 1994.
 The Executive Committee is empowered to exercise all of the authority of the Board of Directors, except that it does not have the power to take specific actions delegated to other Committees or to take certain other actions enumerated in the Company's By-Laws. The Executive Committee meets as necessary and did not meet in 1994.
 The Finance Committee reviews the financial policies of the Company and makes recommendations to the Board of Directors regarding the Company's financial condition and requirements for and disposition of funds, including the payment of dividends. The Finance Committee also reviews the performance and management of the Company's Retirement Benefit Plan. The Finance Committee met four times in 1994.
 The Nominating Committee recommends to the full Board nominees for election to the Board of Directors in connection with any meeting of stockholders at which directors are to be elected, and recommends to the full Board persons for appointment to fill any Board vacancy, such as may occur due to death, resignation, retirement or the creation of a new directorship, which the Board of Directors is authorized under the By-Laws to fill. The Nominating Committee met four times in 1994.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

                            CERTAIN PRINCIPAL OWNERS
The following table lists the beneficial ownership of Common Stock with respect to all persons known to the Company to be the beneficial owner of more than 5% of Common Stock. The information shown was furnished by the respective persons. As explained in the footnotes to the following table, the two beneficial owners listed in the table share beneficial ownership with each other with respect to 4,971,854 shares (3.25%) of Common Stock. The percentage of outstanding Common Stock owned by each such person or entity is based on outstanding shares of Common Stock as of December 31, 1994.


                                   Number of Shares
                                     Beneficially                  % of Outstanding
Name and address                        Owned                        Common Stock
- -----------------------------------------------------------------------------------
Northern Trust Corporation            16,850,400(1)(2)                  11.01%
50 South LaSalle Street
Chicago, Illinois 60675
Strachan Donnelley                     8,039,901(2)(3)                   5.25%
Hastings Center
255 Elm Road
Briarcliff Manor, NY 10510

- --------
(1) Northern Trust Corporation is a parent holding company for The Northern
    Trust Company and other affiliates and files one Schedule 13G to report beneficial ownership by all such entities of the Common Stock. Includes shares as to which Northern Trust Corporation has or shares investment and voting power as follows: sole investment power, 4,636,256 shares (3.03%); shared investment power, 8,940,371 shares (5.84%); sole voting power, 11,372,251 shares (7.43%); shared voting power, 1,727,648 shares (1.13%).
    Also includes 5,515,849 (3.60%) shares which are shown elsewhere in this
    Proxy Statement as beneficially owned by James R. Donnelley; 879,222 shares which are shown elsewhere in this Proxy Statement as beneficially owned by Charles C. Haffner III.
(2) Includes 4,971,854 shares (3.25%) as to which beneficial ownership is shared by Northern Trust Corporation and Strachan Donnelley.
(3) Includes shares as to which Strachan Donnelley has or shares investment and voting power as follows: sole investment power, 946,424; shared investment power, 6,783,290 (4.43%); sole voting power, 946,424; shared voting power, 6,783,290 (4.43%).
- --------------------------------------------------------------------------------
 The descendants of Richard Robert Donnelley (1836-1899), the Company's founder, and members of their families, including the family member included in the foregoing table, own approximately 18% of the outstanding Common Stock.

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    BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS
The following table lists the beneficial ownership, as of December 31, 1994, of Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table and the directors and all eight individuals serving as executive officers on December 31, 1994 as a group. The percentage of outstanding Common Stock owned by each such person is based on outstanding shares of Common Stock as of December 31, 1994, plus shares subject to stock options held by each such person.

                                                   Number of Shares         % of Outstanding
Name                                               Beneficially Owned       Common Stock
- --------------------------------------------------------------------------------------------
Directors
Martha Layne Collins                                           12,200(1)           *
James R. Donnelley                                          6,446,799(2)          4.21%
Charles C. Haffner III                                      1,407,903(3)           *
Thomas S. Johnson                                              15,402(1)           *
Richard M. Morrow                                              16,030(1)(4)        *
M. Bernard Puckett                                                  0              *
John M. Richman                                                14,684(1)           *
William D. Sanders                                             15,605(1)           *
Jerre L. Stead                                                    400              *
Bide L. Thomas                                                 13,766(1)           *
H. Blair White                                                 23,600(1)           *
Stephen M. Wolf                                                10,000              *
Named Executive Officers
Rory J. Cowan                                                 106,053(5)           *
Frank R. Jarc                                                 104,525(6)           *
W. Ed Tyler                                                   115,025(7)           *
John R. Walter                                                425,020(8)           *
Jonathan P. Ward                                              102,828(9)           *
Directors and all 8 Executive Officers as a group           8,928,278             5.80%

- --------
   * Less than one percent.
(1) Includes 12,000 shares which are not now owned but which could be acquired by exercise of non-employee director stock options.
(2) Includes 6,200 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, and 67,368 shares which are not now owned but could be acquired by exercise of stock options. Includes 1,304,555 shares as to which he has sole investment and voting power and 5,074,876 (3.31%) shares as to which he shares investment and voting power. Does not include 33,680 shares owned by a family member as to which beneficial ownership is disclaimed.
(3) Includes 33,000 shares not now owned but which could be acquired by exercise of stock options, including 12,000 shares subject to non-employee director stock options. Includes 495,681 shares as to which he has sole investment and voting power and 879,222 shares as to which he shares investment and voting power. Does not include 72,230 shares owned by family members as to which beneficial ownership is disclaimed.
(4) Does not include 1,350 shares owned by a family member as to which beneficial ownership is disclaimed.
(5) Includes 19,800 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, and 78,600 shares which are not now owned but which could be acquired by exercise of stock options.
(6) Includes 15,800 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, and 78,600 shares which are not now owned but which could be acquired by exercise of stock options.
(7) Includes 13,550 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, and 85,200 shares which are not now owned but which could be acquired by exercise of stock options.
(8) Includes 105,750 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, and 238,768 shares which are not now owned but which could be acquired by exercise of stock options. Does not include 100 shares owned by a family member as to which beneficial ownership is disclaimed.
(9) Includes 13,350 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, and 78,700 shares which are not now owned but which could be acquired by exercise of stock options.

- --------------------------------------------------------------------------------
 Each director and each officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 (the "Act") is required by Section 16(a) of the Act to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of or transactions in the Company's securities. Reports received by the Company indicate that all such officers and directors have filed all requisite reports with the Securities and Exchange Commission on a timely basis during 1994.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of J. R. Walter, the Chairman and Chief Executive Officer of the Company, and the other four most highly compensated executive officers of the Company serving as such on December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                 Long-Term Compensation
                                              -----------------------------
                      Annual Compensation            Awards         Payouts
                   -------------------------- --------------------- -------
                                       Other
                                      Annual  Restricted Securities             All
  Name and                            Compen-   Stock    Underlying  LTIP      Other
 Principal                            sation   Award(s)   Options/  Payouts   Compen-
  Position    Year Salary($) Bonus($) ($)(1)    ($)(2)    SARs(#)   ($)(3)  sation($)(4)
- ----------------------------------------------------------------------------------------
J. R. Walter  1994  800,000  494,316  50,220   269,563     59,500         0    18,495
Chairman and
CEO           1993  800,000  499,481  39,766   349,313     72,500         0         0
              1992  675,000  506,250   3,445   311,250     65,000         0         0
R. J. Cowan   1994  400,000  164,772  25,276    93,638     21,000         0     7,805
Executive VP
and Sector
President,    1993  400,000  166,494  23,398   121,500     26,000         0         0
 Information
 Resources    1992  325,000  195,000   1,360   124,500     26,000         0         0
F. R. Jarc    1994  360,000  148,295  19,689    65,263     16,500         0    11,729
Executive VP
and CFO       1993  360,000  149,844  18,386    91,125     21,000         0         0
              1992  325,000  195,000     913    93,375     21,000         0         0
W. E. Tyler   1994  277,500  108,003  13,514    93,638     21,000         0     5,565
Executive VP
and Sector    1993  245,000   59,519  11,201    75,938     17,000    49,295         0
 President,
 Networked
 Services     1992  210,000  108,300       0    77,813     17,000         0         0
J. P. Ward    1994  312,500  121,391  20,087    93,638     21,000         0     5,872
Executive VP
and Sector    1993  261,700   54,804  11,901    75,938     17,000   224,233         0
 President,
 Commercial   1992  210,000  110,250       0    77,813     17,000         0         0
 Print

- --------
(1) Included in this column is the amount of the 50% Company matched contribution under the Stock Purchase Plan. Under this Plan, officers, selected managers and key staff employees are permitted to contribute up to 5% of their gross annual salary and bonus from the prior year toward the purchase during the first quarter of the next year of Common Stock. The Company contributes an additional 50% of the amount contributed by the employee toward the purchase of Common Stock for the employee's account, and another 20% of the amount the employee contributes is paid in cash to the employee to assist in the payment of taxes owed by the employee as a result of the Company matched contribution. This 20% cash payment is also included in this column. No purchases were made under the Stock Purchase Plan in 1992 due to the Company's failure to achieve the required performance goal under the Stock Purchase Plan for the 1991 year.
(2) Values of Restricted Stock Awards shown in the Summary Compensation Table are based on the closing price of Common Stock on the date of grant. As of December 31, 1994, J. R. Walter held 105,750 shares of restricted Common Stock, valued at $3,119,625 in the aggregate; R. J. Cowan held 19,800 shares of restricted Common Stock, valued at $584,100 in the aggregate; F.
    R. Jarc held 15,800 shares of restricted Common Stock, valued at $466,100 in the aggregate; W. E. Tyler held 13,550 shares of restricted Common Stock, valued at $399,725 in the aggregate; and J. P.

- --------------------------------------------------------------------------------
   Ward held 13,350 shares of restricted Common Stock valued at $393,825 in the aggregate. Values as of December 31, 1994 of restricted Common Stock are based on the closing price of the Common Stock on December 30, 1994.
   Dividends are paid on restricted Common Stock at the same rate and at the same time as on the Common Stock. All restricted Common Stock vests on the fifth anniversary of the date of grant.
(3) Dollar value of payouts on long-term performance awards granted in 1991
    (the "1991 Long-Term Awards"). Long-term performance awards were not granted prior to 1991. In the Company's 1993 proxy statement, payouts of stock bonus awards were reported in this column. These awards vested on the fifth anniversary of the grant date and were denominated in stock units, with each unit valued on the vesting date based on the value of one share of Common Stock on such date. There were no conditions to vesting other than the passage of time and continued employment. The last stock bonus awards granted vested in 1994. Subsequent to publication of the 1993 proxy statement, the Securities and Exchange Commission noted in a release that awards having the terms of the stock bonus awards did not qualify as LTIP's. The Company has therefore omitted these stock bonus award payout amounts from the LTIP column.
(4) Premiums paid by the Company during 1994 in connection with whole life insurance policies which are owned by the named executive officers.

- --------------------------------------------------------------------------------

                           OPTION/SAR GRANTS IN 1994

The following table sets forth certain information concerning options to purchase Common Stock granted in 1994 to the individuals named in the Summary Compensation Table.

                        Individual Grants
- ------------------------------------------------------------------
                Number of    % of Total
               Securities   Options/SARs
               Underlying    Granted to   Exercise or              Grant Date
              Options/SARs  Employees in      Base      Expiration   Present
    Name      Granted(#)(1)     1994     Price($/sh)(2)    Date    Value($)(3)
- ------------------------------------------------------------------------------
J. R. Walter     59,500        1.48%        28.4375      12/12/04    658,665
R. J. Cowan      21,000         .52%        28.4375      12/12/04    232,470
F. R. Jarc       16,500         .41%        28.4375      12/12/04    182,655
W. E. Tyler      21,000         .52%        28.4375      12/12/04    232,470
J. P. Ward       21,000         .52%        28.4375      12/12/04    232,470

- --------
(1) All options granted and reported in this table have the following terms: each option vests over a four year period, with 20% of the shares becoming exercisable at the beginning of each of the second, third and fourth years following the date of grant and with the entire option becoming exercisable at the end of the fourth year, unless the vesting schedule is accelerated to become fully exercisable upon death, retirement, disability or a change in control as defined in the Company's 1991 Stock Incentive Plan.
(2) Exercise price is the fair market value on the date of grant, determined by calculating the average of the high and low prices of Common Stock, as reported in the New York Stock Exchange Composite Transactions report for the date of grant.
(3) The Black-Scholes option pricing method has been used to calculate present value as of date of grant, December 12, 1994. The present value as of the date of grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, stock price volatility and dividend yield. The Black-Scholes model is a complicated mathematical formula widely used to value exchange traded options. However, stock options granted by the Company to its executive officers differ from exchange traded options in three key respects: options granted by the Company to its executives are long-term, non-transferable and subject to vesting restrictions while exchange traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes model relies on several key assumptions to estimate the present value of options, including

- --------------------------------------------------------------------------------
   the volatility of and dividend yield on the security underlying the option, the risk-free rate of return on the date of grant and the term of the option. In calculating the grant date present values set forth in the table, a factor of 22.016% has been assigned to the volatility of the Common Stock; based on daily stock market quotations for the twelve months preceding the date of grant, the yield on the Common Stock has been set at 2.25%; and
   based upon its annual dividend rate of $0.64 per share at the date of grant, the risk-free rate of return has been fixed at 7.81%, the rate for a ten year U.S. Treasury Note on the date of grant as reported in the Federal
   Reserve Statistical Release, and the exercise of the options has been assumed to occur at the end of the actual option term of ten years. There is no assurance that these assumptions will prove to be true in the future. Consequently, the grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, that may be realized by each individual will depend on the market price of Common Stock on the date of exercise.
- --------------------------------------------------------------------------------

 AGGREGATED OPTION/SAR EXERCISES IN 1994 AND FISCAL YEAR-END OPTION/SAR VALUES The following table sets forth certain information concerning the exercise in 1994 of options to purchase Common Stock by the individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 31, 1994.

                                               Number of Securities
                                              Underlying Unexercised     Value of Unexercised
                                                  Options/SARs at      In-the-Money Options/SARs
                                                    12/31/94(#)            at 12/31/94($)(2)
              Shares Acquired     Value      ------------------------- -------------------------
    Name      on Exercise(#)  Realized($)(1) Exercisable/Unexercisable Exercisable/Unexercisable
- ------------------------------------------------------------------------------------------------
J. R. Walter           0               0          238,768/187,500          1,903,145/293,938
R. J. Cowan            0               0           78,600/71,400             539,250/126,875
F. R. Jarc             0               0           78,600/56,900             577,813/99,688
W. E. Tyler        3,600          65,925           85,200/53,800             772,688/89,063
J. P. Ward             0               0           78,700/53,800             708,906/89,063

- --------
(1) The value realized equals the aggregate amount of the excess of the fair market value on the date of exercise (the average of the high and low prices of Common Stock as reported in the New York Stock Exchange Composite Transactions report for the exercise date) over the relevant exercise price(s).
(2) The value is calculated based on the aggregate amount of the excess of $29.4375 (the average of the high and low prices of Common Stock as reported in the New York Stock Exchange Composite Transactions report for December 30, 1994) over the relevant exercise price(s).
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
RETIREMENT BENEFITS

Under the Company's Retirement Benefit Plan, employees who met the eligibility requirements accrued in 1994 an annual retirement benefit computed at the rate of 1.5% on compensation up to "covered compensation," and 2% on compensation in excess of "covered compensation" but not in excess of $150,000 (the maximum amount of compensation for 1994 on which benefits can accrue under current law). The formula for determining benefits has been revised at various times since the present Plan was adopted in 1951. The compensation covered by the Plan includes wages and salaries, supplementary compensation and commissions. An employee's "covered compensation" for a year is the average of the Social Security wage bases for the thirty-five-year period ending with such year. Prior to January 1, 1979, employees could elect to participate on a contributory basis. Since then, the Plan has been noncontributory, so that the Company pays the full cost of benefits credited under the Plan after December 31, 1978. Benefits are paid monthly after retirement for the life of the participant (straight life annuity amount) or, if the participant is married or has elected an optional benefit form, in an actuarially reduced amount for the life of the participant and the participant's surviving spouse or other surviving person named as a contingent member. Benefits under the Retirement Benefit Plan are limited to the extent required by provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. If payment of actual retirement benefits is limited by such provisions, an amount equal to any reduction in retirement benefits will be paid as a supplemental benefit under the Unfunded Supplemental Benefit Plan adopted by the Board of Directors in 1981.
 The following table contains information concerning annual benefits payable pursuant to the Retirement Benefit Plan on a straight life annuity basis upon retirement at age 65 for the individuals named in the Summary Compensation Table. These benefits include the annual benefits to be paid at age 65 computed on service through December 31, 1994, estimated additional annual benefits which may be earned in the future, assuming the individuals continue in the Company's employ to age 65 and current compensation levels remain unchanged, and total estimated annual benefits on retirement at age 65.

                                     Estimated Additional
                                       Annual Benefits       Total Estimated
                 Annual Benefits        on Retirement        Annual Benefits
                   to be paid             at Age 65        Computed on Service
                    at Age 65       for Service after 1994 through December 31,
                  on the Basis      Assuming Continuation   1994 Plus Benefits
               of Service through       of Employment          Which May Be
 Individual   December 31, 1994 ($)    Until Age 65 ($)    Earned in Future ($)
- -------------------------------------------------------------------------------
J. R. Walter         179,435               489,949               669,384
R. J. Cowan           54,175               255,763               309,938
F. R. Jarc            54,484               129,746               184,230
W. E. Tyler           51,361               221,834               273,195
J. P. Ward            71,707               270,537               342,244

- --------------------------------------------------------------------------------

DIRECTOR COMPENSATION

Directors who are not officers receive annual retainer fees as follows: $27,000 for service as a director, plus $1,000 per committee for service as a member of a Board committee, and $2,500 for service as Chairman of a Board committee (payable in addition to retainer for service as a member of the committee). In addition to these retainer fees, such directors receive an attendance fee of $1,000 per day for attendance at Board meetings and any committee meetings held on the same day. Such directors are paid an attendance fee of $1,000 per day for any committee meetings held on days other than Board meeting days and for each day spent at the Company's request on committee work when no formal meeting is held. The 1991 Stock Incentive Plan provides that each individual who, immediately following the annual meeting of stockholders each year during the term of such Plan commencing in 1991, is a non-employee director shall receive an option to purchase 4,000 shares of Common Stock at an option price equal to 100% of the fair market value of such shares on the date the option is granted. Such options are fully exercisable during the period beginning on the earlier to

- --------------------------------------------------------------------------------
occur of (a) the date that is the first anniversary of the date such option is granted (the "Option Date") or (b) the day immediately preceding the date of the Annual Meeting of Stockholders of the Company next following the Option
Date, provided that the date of the Annual Meeting is at least 355 days after the Option Date, and ending ten years after the Option Date. The 1995 Stock Incentive Plan, described on pages 18 to 23, will, if approved by stockholders at the 1995 Annual Meeting, replace the 1991 Stock Incentive Plan and provides for the grant to each non-employee director, commencing with the 1995 Annual Meeting, of an option to purchase 4,000 shares of Common Stock on the same terms and conditions as are provided in the 1991 Stock Incentive Plan. The 1993 Stock Ownership Plan for Non-Employee Directors, approved by the stockholders at the 1993 Annual Meeting, permits directors who are not employees to elect to apply all or a portion of retainer, meeting and committee fees toward the purchase of shares of Common Stock at fair market value on the date of purchase.
 The Company will pay a retirement benefit to directors. A director with 10 or more years of service as a director will receive an annual retirement benefit equal to the then current annual retainer fee paid to active directors. A director with less than 10 years of service as a director will receive an annual retirement benefit equal to 10% of such fee for each year or fraction thereof of service as a director. These retirement benefits to directors will be paid in addition to any retirement benefits payable to a director under the Company's Retirement Benefit Plan or any other supplementary retirement benefit arrangement. The retirement benefit of a director whose retirement occurs at or after age 65 will begin following the effective date of retirement. The retirement benefit of a director whose retirement occurs prior to age 65, for any reason except disability that ends the director's active business career or employment, will begin at age 65. The retirement benefit of a director whose retirement occurs prior to age 65 due to disability that ends the director's active business career or employment, will begin following the effective date of retirement. Retired directors will receive any future increases in these retirement benefits from and after the time such increases become effective.

SEVERANCE PAY PROGRAM AND SPECIAL SEVERANCE PLAN

The Company has adopted a Severance Pay Program consisting of severance agreements between the Company and approximately 155 officers and key employees (including the executive officers named in the Summary Compensation Table) and a Special Severance Plan applicable to all other employees of the Company and certain subsidiaries. The agreements and the Plan provide severance benefits in the event of a change in control (as defined in the agreement and Plan) of the Company followed by termination of employment. In connection with the Severance Pay Program, the Company has entered into severance agreements with the five individuals named in the Summary Compensation Table. These agreements provide that if the executive's employment is terminated following a change in control of the Company either (a) by the Company for reasons other than cause (as defined in the agreements) or other than as a consequence of death, disability or retirement, or (b) by the executive for reasons relating to a diminution of responsibilities, compensation or benefits or relocation requiring a change in residence or a significant increase in travel, the executive will receive certain payments and benefits. These include (i) a lump sum payment equal to up to three times the executive's current planned compensation (salary and bonus),
(ii) an amount in cash in lieu of outstanding stock bonus awards under the Company's Stock Incentive Plans, (iii) an amount in cash equal to the value of outstanding stock options, (iv) an amount in cash equal to three years of additional accrued benefits under the Company's pension plan and (v) life, disability, accident and health insurance benefits for a period of 24 months after termination of employment. These agreements also provide that if after a change in control of the Company any compensation paid to the executive, whether or not pursuant to such agreement, is subject to the federal excise tax on "excess parachute payments," the Company will pay to the executive such additional amount as may be necessary so that the executive realizes, after the payment of such excise tax and any income or excise tax on such additional amount, the amount of such compensation.

- --------------------------------------------------------------------------------

TRANSACTION WITH EXECUTIVE OFFICER AND DIRECTOR
In November, 1994, as part of a transaction in which certain investors acquired a majority of the equity interest in GeoSystems Global Corporation, a subsidiary of the Company ("GeoSystems"), a limited partnership of which James
R. Donnelley and two of his brothers are the sole general partners and James R. Donnelley and three of his brothers are limited partners, purchased for $150,000 approximately 3% of the equity interest in GeoSystems. Such purchase was at the same price and on the same terms and conditions as the purchases made by all investors not affiliated with the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMMITTEE APPROACH TO COMPENSATION EVALUATION
The Compensation Committee (the "Committee") is responsible for determining the annual salary, short-term and long-term cash and stock incentive compensation, and other compensation of the executive officers, including the executive officers named in the Summary Compensation Table (the "named executive officers"). This report describes the policies and rationales of the Committee in establishing the principal components of executive compensation during 1994. In its deliberations regarding compensation of executive officers, the Committee considers the following factors: (a) Company performance, both separately and in relation to other companies, (b) the individual performance of each executive officer, (c) a number of comparative compensation surveys (supplied by professional compensation consultants approved by the Committee and retained by the Company for this purpose) and other material concerning compensation levels and stock grants at other companies, such as compensation and stock award information disclosed in the proxy statements of other companies, (d) historical compensation levels and stock awards at the Company,
(e) the overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent and (f) the recommendations of professional compensation consultants and management.
 Companies used to define the market for executive compensation pay comparison purposes are selected with the assistance of professional compensation consultants. The market includes a broad group of industrial companies similar in revenue size to the Company, as well as a specific group of printing and publishing companies also similar in revenue size to the Company. In addition, market pay data is collected from several general industry compensation surveys. The companies used to define the market for pay comparison purposes include 10 of the 29 companies in the Peer Group used in the Performance Graph. The Committee relies on market data comprised of a broad array of companies in various industries for comparative analysis of executive compensation because the Committee believes that the Company's competitors for executive talent are more varied than the Peer Group chosen for comparing stockholder return in the Performance Graph.

EXECUTIVE OFFICERS GENERALLY
Generally, total compensation for executive officers (other than J. R. Walter, discussed separately below), including salary, short and long-term incentive compensation and the projected value of stock awards, is targeted to approximate the median of the market. Total compensation for J. R. Walter is targeted between the median and the high end of the market. The Committee determines the individual components of the total compensation package based on the desired mix between salary and at-risk components of compensation and short and long-term compensation.
 The Company's pay package for executive officers, including J. R. Walter, is structured so that a significant portion (between 38% and 52%, depending on the level of responsibility of the executive officer) of targeted annual cash compensation (salary, plus short and long-term incentive compensation) is linked to Company performance (based on factors described below), because it is paid only if certain performance goals are achieved. Additionally, the value of restricted stock and stock options is tied to the Company's stock price performance.

- --------------------------------------------------------------------------------
 Salary
1994 salaries for executive officers were not increased over 1993 salaries, except that Messrs. Ward and Tyler received 1994 salary increases to reflect their promotions to Sector President.

 Short and Long-Term Incentive Compensation
Both the Senior Annual Incentive Compensation Plan (the "Annual Plan") and the Long-Term Performance Awards granted in 1993 (the "Long-Term Awards") tie payouts to Company performance. Under the Annual Plan and the Long-Term Awards, potential payout amounts (expressed as a percentage of salary) and related performance goals were established at the beginning of the relevant performance period by the Committee, after assessing recommendations of management and professional compensation consultants.
 With respect to corporate executive officers (all named executive officers are corporate officers), Company performance under the Annual Plan was measured by earnings per share and return on average stockholders' equity, with each factor being weighted equally in the calculation. With respect to executive officers responsible for various businesses, under the Annual Plan the Company's earnings per share and return on average stockholders' equity each count for between 20% and 40% in the performance calculation and performance factors unique to the relevant business (such as business revenues and earnings) count for between 20% and 60%.
 Under the Long-Term Awards granted to corporate executive officers, Company performance is measured by return on average stockholders' equity, with the potential for increased payout if net asset growth is also achieved. Under the Long-Term Awards granted to executive officers responsible for various businesses, Company performance is measured by the return on average stockholders' equity, with the potential for increased payout if net asset growth is also achieved, and on factors unique to the relevant business (such as growth in business revenues, growth in business earnings and return on net assets of the relevant business), with the potential for increased payouts in certain cases if net asset growth is achieved in the relevant business. Return on average stockholders' equity counts for 50% in the calculation of the Long-Term Awards for these executive officers, and the factors specific to the relevant business also count for 50%.
 If the Company (and, where relevant, a particular business within the Company) does not achieve at least the minimum performance levels established under the Annual Plan for a particular year or, in the case of the Long-Term Awards, the specified years, then the payout amount under the relevant plan or award is zero. The Committee may in its discretion increase or decrease any payout to be made to a particular executive officer to reflect any special circumstances that the Committee deems significant. The Committee authorized payouts under the Annual Plan for the 1994 year reflecting the achievement of the established performance objectives (discussed above) of the Annual Plan and no discretionary adjustments were made, other than one discretionary increase of $5,000 made to an executive officer due to the achievement of the established performance objectives of the Annual Plan and the attainment of additional cost control results.
 No payouts to executive officers were made in 1994 under Long-Term Awards as no such awards vested in 1994. The most recent Long-Term Award covers the 1993-1995 performance period with a potential payout in 1995 based on achievement of the established performance objectives (discussed above).

 Stock Awards
The stock awards of various kinds made to executive officers are designed to align the interests of management more closely with those of the stockholders of the Company by increasing stock ownership by management. To emphasize the importance of stock ownership by management, the Committee and management have implemented stock ownership guidelines for all officers which require all officers to hold Company stock acquired through the Company's stock programs and progress over a period of years toward ownership of shares having a market value relative to salary; the minimum ownership guideline is owning Company stock having a market value at least equal to salary, with the level of target ownership increasing as levels of responsibility increase, up to five times salary which is the ownership guideline for the Chief Executive Officer.

- --------------------------------------------------------------------------------
 In determining the size and terms of stock grants, the Committee establishes a target grant level by management position, based on the Committee's assessment of the desired mix of short and long-term compensation, as well as the desired target total pay positioning relative to the market. Actual stock grants to executives may differ from target grant levels. The Committee considers the individual performance of each executive officer, historical stock grants made by the Company, and the recommendations of professional compensation consultants and management when determining the actual grants. Generally, restricted stock awards are viewed by the Committee as providing motivation to executive officers to remain with the Company during the five year period of cliff vesting. Stock option awards focus executives on the Company's stock price performance, while also providing incentives to remain with the Company and aligning the interests of executive officers more closely with stockholders. These factors, along with the recommendations of compensation consultants, are considered by the Committee in determining the appropriate balance between restricted stock awards and stock option awards. Restricted stock awards and stock option grants in 1994 were made to executive officers generally at target levels.

 Deductibility of Executive Compensation
In 1993, the tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

COMPENSATION OF JOHN R. WALTER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

The Committee established the compensation of John R. Walter, the Chairman and Chief Executive Officer, for 1994 using substantially the same criteria that were used to determine compensation levels for other executive officers, discussed at the beginning of this report. Mr. Walter's compensation is reviewed against the compensation paid to Chief Executive Officers in the comparison groups referred to earlier in this report. Mr. Walter's total compensation (including salary, short and long-term incentive compensation, and the annualized projected value of stock awards) is targeted between the median and high end of the market. In the Committee's view, this targeted level of compensation provides adequate and necessary incentives for Mr. Walter in meeting the challenges he faces in leading the Company to continued success in the future.
 Mr. Walter's 1994 salary was not increased over his 1993 salary, as was the case with most other executive officers.
 Mr. Walter's 1994 annual incentive compensation payout under the Annual Plan of $494,316 was entirely based on the Company's performance, as measured by earnings per share and return on average stockholders' equity for the 1994 fiscal year, with each of these two factors having equal weight in the incentive compensation calculation. Performance factors that determined payout levels under the Annual Plan in 1994 were established for each of the executive officers, including Mr. Walter, at the beginning of 1994, with payout at each level being dependent on the degree of achievement of the above performance standards. Mr. Walter, like other executive officers, did not receive a payout in 1994 under any Long-Term Award as no such awards vested in 1994. The most recent Long-Term Award covers the 1993-1995 performance period, with a potential payout in 1995 based on achievement of established Company performance objectives for corporate executive officers (discussed above under "Short and Long-Term Incentive Compensation").
 In determining the size and terms of stock grants to Mr. Walter, the Committee establishes a target grant level based on his position as CEO and the Committee's assessment of the desired mix of short and long-term compensation, as well as the desired target total pay positioning relative to the market.

- --------------------------------------------------------------------------------
The Committee considers the individual performance of Mr. Walter, historical stock grants made to him by the Company, and the recommendations of professional compensation consultants when determining the actual grants to Mr. Walter. The Committee made restricted stock and stock option grants at target levels to Mr. Walter in 1994. In determining the appropriate balance between the number of shares of restricted stock and the number of option shares to award to Mr. Walter, the Committee considered the same factors noted above that were considered with respect to the other executive officers.
 The foregoing report has been approved by all members of the Committee.

                                          The Compensation Committee

                                          John M. Richman, Chairman
                                          Thomas S. Johnson
                                          William D. Sanders
                                          Jerre L. Stead

- --------------------------------------------------------------------------------

PERFORMANCE GRAPH

The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for a five-year period (December 31, 1989 to December 31, 1994) with the cumulative total return of the Standard & Poor's 500 stock index (which includes the Company) and a peer group of companies selected by the Company for purposes of the comparison and described more fully below (the "Peer Group"). Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
             AMONG R. R. DONNELLEY, S&P 500 INDEX AND PEER GROUP**

                               PERFORMANCE GRAPH
      Assumes $100 Invested on December 31, 1989 in R. R. Donnelley Common Stock, S&P 500 Index and Peer Group.
     * Total Return Assumes Reinvestment of Dividends
    ** Fiscal Year Ending December 31

 The data points for the above graph are as follows:

                         1989     1990       1991       1992       1993       1994
                         ----     ----       ----       ----       ----       ----
R. R. Donnelley          100      79.38     102.00     136.01     131.63     127.33
Standard & Poor's 500    100      96.89     126.42     136.05     149.76     151.74
Peer Group               100      79.87     100.65     118.28     135.75     130.81

- --------------------------------------------------------------------------------
The Company provides a broad range of services to a diverse group of customers in several industries, including publishers (of, for example, magazines and books), merchandisers (such as retailers and catalog merchants), technology companies (such as computer hardware manufacturers and software publishers) and information providers. Because the Company's services and customers are diverse, the Company does not believe that there is a single published industry or line of business index that is appropriate for comparing stockholder return. The Peer Group selected by the Company for the above Performance Graph is a combination of two industry groups of companies identified by Value Line Publishing, Inc., a publisher of investment surveys ("Value Line")--the publishing group (which includes printing companies) and the newspaper group-- except that the Company and those

- --------------------------------------------------------------------------------
companies whose common stock has not been traded on domestic exchanges for the relevant five-year period have been excluded. Other printing companies (as well as the Company) are included by Value Line in its publishing group. Many companies included in these two Value Line groups are ones with whom the Company is most frequently compared by investment analysts. This combination of printing, publishing and newspaper companies has been selected to best represent the Company's diverse range of products, services and customers.
 The companies included in the Peer Group are: Banta Corporation; Bowne & Co. Inc.; Commerce Clearing House, Inc. (class A stock); Deluxe Corporation; Dow
Jones & Company, Inc.; The Dun & Bradstreet Corporation; Gannett Co., Inc.; Graphic Industries; Harcourt General Inc.; Houghton Mifflin Company; John H. Harland Company; Knight-Ridder, Inc.; Lee Enterprises, Inc.; McClatchy
Newspapers, Inc. (class A stock); McGraw-Hill, Inc.; Media General, Inc. (class
A stock); Meredith Corporation; National Education Corporation; News Corp Ltd;
The New York Times Company (class A stock); Playboy Enterprises, Inc. (class B stock); Pulitzer Publishing Company; The E.W. Scripps Company (class A stock); Southam Inc.; The Times Mirror Company (class A stock); Thomson Corp.; Tribune Company; The Washington Post Company (class B stock); and Western Publishing Group.
 Maclean Hunter, which was in the Peer Group last year, was acquired in 1994 and therefore is no longer included in the Value Line publishing or newspaper group. One additional company, Harcourt General, was added to the Peer Group because Value Line added it to the relevant industry group in 1994.

- --------------------------------------------------------------------------------
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company has not selected its independent public accountants for 1995. This selection is normally made at the Board of Directors meeting in April, after the Audit Committee, the members of which are identified under "Information about Directors and Nominees for Directors," has reviewed audit proposals for such year. After such review, the Audit Committee will recommend the selection of accountants for 1995 to the Board of Directors, which will make the final selection.
 Arthur Andersen LLP served as the Company's independent public accountants in 1994 and for twenty-eight years prior thereto. Representatives of that firm are expected to be present at the 1995 Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

- --------------------------------------------------------------------------------
PROPOSED 1995 STOCK INCENTIVE PLAN
GENERAL

The Board of Directors is proposing for stockholder approval the 1995 Stock Incentive Plan (the "Plan"). The purposes of the Plan are to provide incentives to (i) management through rewards based upon the ownership or performance of the Common Stock and (ii) non-employee directors of the Company through the grant of options to purchase Common Stock. Under the Plan, the Company may grant options to purchase Common Stock, including "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock appreciation rights ("SARs"), restricted stock, stock units and cash awards. Non-qualified options to purchase 4,000 shares of Common Stock will also be granted automatically to non-employee directors on the date of each annual meeting of stockholders of the Company. Eleven non-employee directors and approximately 12,000 employees and are eligible to participate in the Plan. If the Plan is approved by the stockholders, no further grants or awards will be made under the 1981 Stock Incentive Plan, the 1986 Stock Incentive Plan or the 1991 Stock Incentive Plan, except that SARs may be granted with respect to options previously granted and outstanding under such plans. Reference is made to Exhibit A to this Proxy Statement for the complete text of the Plan which is summarized below.

DESCRIPTION OF THE PLAN

 Administration. The Plan will be administered by a committee designated by the Board of Directors (the "Committee"). No member of the Committee is eligible to receive a discretionary award of

- --------------------------------------------------------------------------------
Common Stock or other equity securities of the Company or an affiliate of the Company under the Plan or any other plan of the Company or an affiliate of the Company.
 Subject to the express provisions of the Plan, and except for options granted to non-employee directors, the Committee has the authority to select eligible officers and key management employees of the Company and its subsidiaries for participation in the Plan and determine all of the terms and conditions of each grant and award. Each grant and award will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve. The Committee will also have authority to prescribe rules and regulations for administering the Plan and to decide questions of interpretation of any provision of the Plan. Except with respect to grants to officers of the Company who are subject to Section 16 of the Securities
Exchange Act of 1934, as amended, or a person whose compensation is likely to be subject to the $1 million deduction limit under section 162(m) of the Code (described below under "Federal Income Tax Consequences"), the Committee may delegate some or all of its power and authority to administer the Plan to the Chief Executive Officer or other executive officer of the Company.
 Available Shares. Under the Plan, 7,500,000 shares of Common Stock are available for grants and awards to officers, other key management employees and non-employee directors, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization. In general, shares subject to a grant or award which for any reason are not issued or delivered, including by reason of the expiration, termination, cancellation or forfeiture of all or a portion of a grant or award or by reason of the delivery or withholding of shares to pay all or a portion of the exercise price of an option or to satisfy tax withholding obligations, would again be available under the Plan. The maximum number of shares of Common Stock with respect to which (i) options and SARs or a combination thereof may be granted during any three-year period to any person is 1,000,000, and (ii) fixed awards in the form of restricted stock may be granted under the Plan is 500,000 in the aggregate, in each case subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization.
 Change in Control. In the event (i) a person (subject to certain exceptions) becomes the beneficial owner of 50% or more of the voting power of the Company's outstanding securities, (ii) during any period of two consecutive years beginning on January 1, 1995, individuals who at the beginning of such period constitute the Board and any new director whose election was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election was previously so approved, cease to constitute a majority of the Board of Directors or (iii) the stockholders approve a merger or consolidation with any other corporation
(unless the Company's stockholders and any employee benefit plan of the Company receive 50% or more of the voting stock of the surviving company or unless the merger or consolidation implements a recapitalization in which no person acquires more than 50% of the combined voting power of the Company's outstanding securities) or the stockholders approve a complete liquidation of the Company or sale of all or substantially all of the Company's assets, all options and SARs will be fully and immediately exercisable, the highest level of achievement will be deemed to be met with respect to performance awards of restricted stock, stock units or cash and such performance awards will be fully and immediately vested, and the period of continued employment for all fixed awards of restricted stock, stock units or cash will be deemed completed and such fixed awards will be fully and immediately vested.
 Effective Date, Termination and Amendment. If approved by stockholders, the Plan will become effective as of January 1, 1995 and will terminate on December 31, 1999, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time except that (i) no amendment may be made without stockholder approval if stockholder approval would be required by applicable law, rule or regulation or such amendment would increase the maximum number of shares of Common Stock available under the Plan and (ii) the number of shares subject to options granted to non-employee directors, the purchase price therefor, the date of grant of any such option, the termination provisions relating to such options and the category of persons eligible to be granted such options will not be amended more than once every six months, other than to comply with changes in

- --------------------------------------------------------------------------------
the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.
 Stock Options and Stock Appreciation Rights. The period for the exercise of a non-qualified stock option (other than options granted to non-employee directors) or SAR and the option exercise price and base price of an SAR will be determined by the Committee; provided that the option exercise price and the base price of an SAR will not be less than the fair market value of a share of Common Stock on the date of grant. SARs may be granted in tandem with a related stock option, in which event the grantee may elect to exercise either the SARs or the option, but not both, or SARs may be granted independently of a stock option. The exercise of an SAR entitles the holder thereof to receive (subject to withholding taxes) shares of Common Stock, cash or a combination thereof with a value equal to the appreciation in market value of a stated number of shares of Common Stock from the date of grant to the date of exercise.
 No incentive stock option will be exercisable more than ten years after its date of grant, unless the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), in which case the option will be exercisable for no more than five years after its date of grant. If the recipient of an incentive stock option is a ten percent holder, the option exercise price will be the price required by the Code, currently 110% of fair market value.
 Beginning on the date of the 1995 Annual Meeting, non-employee directors will automatically be granted, on the date of each annual meeting, non-qualified options to purchase 4,000 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Such options will expire on the first business day preceding the tenth anniversary of the date of grant and will become exercisable as to all of the shares of Common Stock subject to the option on and after the earlier to occur of (i) the date which is the first anniversary of the date of grant or (ii) the day immediately preceding the date of the first annual meeting of stockholders following the date of grant (provided that the date of such annual meeting is at least 355 days after the date of grant).
 Upon exercise, the option exercise price may be paid in cash or by the delivery of previously owned shares of Common Stock, as determined by the Committee. In the event of termination of employment or service on the Board by reason of retirement or total and permanent disability, each option and SAR will be exercisable to the extent set forth in the agreement evidencing such option or SAR for a period of no more than five years after the date of such termination of employment or service on the Board, but in no event after the expiration of such option or SAR. In the event of termination of employment or service on the Board by reason of death or any reason other than retirement or total and permanent disability, each option and SAR will be exercisable to the extent set forth in the agreement evidencing such option or SAR for a period of 90 days after the date of death, but in no event after the expiration of such option or SAR.
 The Plan includes a UK Stock Option Sub-Plan in order to vary the terms on which options may be granted to officers and key management employees who are employed in the United Kingdom by the Company or any of its subsidiaries. The terms and conditions of stock options granted under the Sub-Plan will be substantially the same as the terms and conditions applicable to other options granted under the Plan, but will contain additional terms and conditions, as set forth in the Sub-Plan, required to cause such options to qualify for certain favorable tax consequences to the optionees provided under Schedule 9 of the United Kingdom Income and Corporation Taxes Act 1988.
 Performance Awards and Fixed Awards. Under the Plan, bonus awards, whether performance awards or fixed awards, may be made in the form of (i) cash, whether in an absolute amount or as a percentage of compensation, (ii) stock units, each of which is substantially the equivalent of a share of Common Stock but for the power to vote and, subject to the Committee's discretion, the entitlement to an amount equal to dividends or other distributions otherwise payable on a like number of shares of Common Stock and (iii) shares of Common Stock issued to the employee but forfeitable and with restrictions on transfer.
 Performance Awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with the actual such amount, percentage or

- --------------------------------------------------------------------------------
number to be determined by reference to the level of achievement of corporate, sector, business unit, division, individual or other specific objectives over a performance period of not less than one nor more than ten years, as determined by the Committee. Fixed awards are not contingent on the achievement of specific objectives, but are contingent on the participant's continuing in the Company's employ for a period specified in the award.
 If shares of restricted stock are subject to a bonus award, the participant will have the right, unless and until such award is forfeited or unless otherwise determined by the Committee at the time of grant, to vote the shares and to receive dividends thereon from the date of grant and the right to participate in any capital adjustment applicable to all holders of Common
Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular quarterly cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made. Upon termination of any applicable restriction period, including, if applicable, the satisfaction or achievement of applicable performance objectives, a certificate evidencing ownership of the shares of Common Stock will be delivered to the holder of such award.
 If stock units are credited to a participant pursuant to a bonus award, then, subject to the Committee's discretion, amounts equal to dividends and other distributions otherwise payable on a like number of shares of Common Stock after the crediting of the units will be credited to an account for the participant and held until the award is forfeited or paid out. Interest shall be credited on the account annually at a rate equal to the return on five year U.S. Treasury obligations.
 The Committee may provide for early vesting of an award in the event of the participant's death, permanent and total disability or retirement. At the time of vesting, (i) the award, if in units, will be paid to the participant either in shares of Common Stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee determines, and the participant's account to which dividend equivalents, other distributions and interest have been credited will be paid in cash, (ii) the award, if a cash bonus award, will be paid to the participant either in cash, or in shares of Common Stock with a then fair market value equal to the amount of such award, or in such combination thereof as the Committee determines and (iii) shares of restricted Common Stock issued pursuant to an award will be released from the restrictions.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of certain of the U.S. federal income tax consequences generally arising with respect to grants and awards under the Plan.
 Stock Options. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize any income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the excess of (A) either (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise, over (B) the exercise price, and the Company will be entitled to a corresponding deduction.
 SARs. A participant will not recognize any income upon the grant of SARs. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of an SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.
 Restricted Stock and Stock Units. A participant will not recognize any income at the time of the grant of shares of restricted stock (unless the participant makes an election to be taxed at the time the

- --------------------------------------------------------------------------------
restricted stock is granted) or stock units, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income at the time the restrictions lapse on restricted stock (if such election was not made) and stock units in an amount equal to the excess of the fair market value of the shares or units at such time over the amount, if any, paid for such shares or units. The amount of ordinary income recognized by a participant is deductible by the Company as compensation expense, except to the extent the deduction limit of section
162(m) of the Code (described below) applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limit of section 162(m) of the Code applies.
A participant will recognize compensation taxable as ordinary income (subject to income tax withholding) when amounts attributable to stock units are paid
(or made available) and the Company will be entitled to a corresponding deduction, except to the extent the deduction limit of section 162(m) of the Code applies.
 Cash Bonus Awards. A participant will not recognize any income upon the grant of a bonus award payable in cash and the Company will not be entitled to a tax deduction at such time. At the time such award is paid (or made available), the participant will recognize compensation taxable as ordinary income (subject to income tax withholding) in an amount equal to any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limit of section 162(m) of the Code applies.
 Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated executive officers other than the chief executive officer. However, "performance-based" compensation is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied:
(i) the performance goals are determined by a committee consisting solely of two or more "outside directors", (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation's stockholders and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. The Committee administering the Plan will consist solely of "outside directors" as defined for purposes of section 162(m) of the Code. As a result, and based on certain proposed regulations issued by the U.S. Department of the Treasury, certain compensation under the Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the Plan, such as any restricted stock award which is not subject to a performance condition to vesting, would be subject to such limit.

DETERMINABLE PLAN BENEFITS

 The following table sets forth the number of shares of Common Stock underlying options which would be granted automatically to non-employee directors on the date of each annual meeting of stockholders beginning with the 1995 Annual Meeting.

                           1995 STOCK INCENTIVE PLAN

Position                                                           Stock Options
- --------                                                           -------------
All Non-Employee Directors as a Group (11 persons)................    44,000(1)

- --------
(1) The option exercise price per share will be the average of the high and low transactions prices in trading of the Common Stock on the date of grant as reported in the New York Stock Exchange Composite Transactions. On February 6, 1995, the average of the high and low transactions prices

- --------------------------------------------------------------------------------
   in trading of the Common Stock, as reported in the New York Stock Exchange Composite Transactions was $31.6875 per share. Each option will expire on the first business day preceding the tenth anniversary of the date of grant and will become exercisable as to all of the shares of Common Stock subject to the option on and after the earlier to occur of (i) the date which is the first anniversary of the date of grant or (ii) the day immediately preceding the date of the first annual meeting of stockholders following the date of grant (provided that the date of such annual meeting is at least 355 days after the date of grant).
 The affirmative vote of the holders of a majority of the shares of Common
Stock present in person or by proxy at the 1995 Annual Meeting and entitled to vote on the proposal to adopt the Plan is required to approve the Plan.
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 STOCK
INCENTIVE PLAN.

STOCKHOLDER PROPOSAL REGARDING CERES PRINCIPLES

The Company has been notified that the following stockholders intend to introduce and support the following proposal at the 1995 Annual Meeting:
Christian Brothers Investment Services, Inc., 675 Third Avenue, 31st Floor, New York, New York 10017-5704, which has provided certification to the Company indicating that, as of October 13,1994, it was the beneficial owner of 215,490 shares of Common Stock; The Domini Social Equity Fund, 6 St. James Avenue, Boston, Massachusetts 02116, which has provided certification to the Company indicating that as of October 17, 1994, it was the beneficial owner of 3,200 shares of Common Stock; Informed Investors Group, Washington Mutual Tower, 1201 Third Avenue, Suite 2770, Seattle, Washington 98101, which has provided certification to the Company that, as of September 30, 1994, it was the beneficial owner of 4,700 shares of Common Stock; and Sisters of Divine Providence, St. Anne Convent, Melbourne, Kentucky 41059, which has provided certification to the Company that, as of October 17, 1994, it was the beneficial owner of 3,200 shares of Common Stock. Based on the certifications of ownership outlined above, the stockholder proponents own a total of 226,590 shares of Common Stock which represents less than one percent (1%) of the total shares of Common Stock outstanding on December 31, 1994.

 WHEREAS WE BELIEVE:

   The responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;
   Adherence to public standards for environmental performance gives a company greater public credibility than following standards created by industry alone. For maximum credibility and usefulness, such standards should reflect what investors and other stakeholders want to know about the environmental records of their companies;
   Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. These help investors and the public to understand environmental progress and problems;
   Uniform standards for environmental reports permits comparisons of performance over time. It also allows companies to attract new capital from investors seeking investments which are environmentally responsible and responsive and which minimize risk of environmental liability.
 WHEREAS:
   The Coalition for Environmentally Responsible Economies (CERES)--which comprises large institutional investors (including shareholders of this Company) with $160 billion in stockholdings, public interest representatives, and environmental experts--consulted with corporations and produced comprehensive public standards for both environmental performance and reporting. Over 80 companies, including Sun (Oil), General Motors, H.B. Fuller, Polaroid, and Arizona Public Service Company have endorsed the CERES Principles to demonstrate their commitment to public environmental accountability. Fortune-500 endorsers speak enthusiastically about the benefits that flow from working with CERES: increasing public credibility; adding "value' to the company's

- --------------------------------------------------------------------------------
  environmental initiatives; and advancing the company's own environmental plans and agenda.
   In endorsing the CERES Principles, a company commits to work toward:

1. Protection of the biosphere  4. Energy conversation   7. Environmental
2. Sustainable use of natural resources                  restoration
                                5. Risk reduction
3. Waste reduction and disposal                          8. Informing the
                                                         public
                                6. Safe products and services
                                                         9. Management
                                                         commitment
                                                        10. Audits and reports
   [Full text of the CERES Principles and accompanying CERES Report Form obtainable from CERES, 711 Atlantic Avenue, Boston, MA 02110, tel. 617/451-0927].

RESOLVED: Shareholders request the Company to endorse the CERES Principles as a part of its commitment to be publicly accountable for its environmental impact.

SUPPORTING STATEMENT

   Concerned investors are asking the Company to be publicly accountable for its environmental impact, including collaborating with this corporate-environmental-investor-community coalition to develop: standards for environmental performance and disclosure; methods for measuring progress toward these goals; and a format for public reporting of progress. We believe that is comparable to the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing.
   We invite our Company to endorse the CERES Principles by (1) stating its endorsement in a letter signed by a senior officer; (2) committing to implement the Principles; and (3) annually publishing an environmental report in the format of the CERES Report. This will complement--not supplant--internal corporate environmental policies and procedures.
   Without such public scrutiny, corporate environmental policies and reports lack the critical component of adherence to standards upheld by management and stakeholders alike. Shareholders are asked to vote FOR this resolution to encourage our Company to demonstrate environmental leadership and accountability.

- --------------------------------------------------------------------------------
POSITION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS SUPPORT THE BOARD AND VOTE AGAINST THIS PROPOSAL.
 This proposal is substantially the same as one that was defeated at the 1993 and 1994 Annual Meetings of Stockholders by over 92% of the votes cast
(excluding abstentions and broker non-votes), and the Board of Directors continues to oppose this proposal.
 Summary of the Board's Reasons. The Board of Directors continues to believe that actions taken by the Company pursuant to its own extensive environmental program have implemented substantially the objectives of the CERES Principles.
In the Company's view, superimposing the CERES Principles on the Company's existing environmental programs would neither enhance the Company's environmental commitment nor improve its environmental capabilities. Moreover, while the Company respects the good intentions behind this proposal, as discussed more fully below, there are similar proposals being debated by responsible organizations around the world, and the Board believes that it would not be advisable to give special favor to the CERES Principles at this time.
 Commitment of the Company. The Company is committed to protecting and preserving the environment and to responding to the concerns of its customers, suppliers, employees, shareholders and communities. To underscore this commitment, the Company voluntarily publishes a public environmental report which describes the Company's statement of principles for the protection of the environment and which details the Company's progress in meeting its goals. This report, entitled "Printing Clean," was first published in August, 1990, was updated in February, 1993, and will be further updated as appropriate. Copies of "Printing Clean" may be obtained by writing to the Corporate Communication Department at the Company's headquarters address.

24
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 Environmental Practices of the Company. The Company has moved its programs beyond adoption of an environmental policy statement, such as the CERES Principles, to implementation of a comprehensive management system. Occasional problems may still arise, but the Company is prepared to deal with them. The Company has cooperated fully with federal and state regulatory agencies to resolve, at minimal cost, the few regulatory and remedial matters which have arisen. Adoption of the CERES Principles would not alter the Company's commitment to continue to cooperate fully in the appropriate resolution of any such matters which may arise in the future.
 Other Model Environmental Principles. The proposal to adopt the CERES Principles ignores the fact that many other model environmental principles are currently being developed and debated by reputable entities in the U.S. and around the world. These include the U.S. Environmental Protection Agency, numerous states (including Illinois), the International Standards Organization
(ISO), ASTM (formerly the American Society for Testing and Materials), the International Chamber of Commerce, the
United Nations Conference on Environment and Development, the United Nations Environment Programme, the World Industry Council for the Environment, the Global Environmental Management Initiative, and the Public Environmental Reporting Initiative (PERI). The Company is being called upon to consider these initiatives. Given the present lack of consensus among the numerous entities advocating model environmental principles, however, the Company believes it would not be responsible to subscribe unilaterally to any particular "model" program at this time.
 Adoption of CERES Principles is Not in the Best Interests of the Company. In the Company's view, the CERES Principles are intended to address a myriad of commercial operations unrelated to the Company's business and are vague and subject to varying interpretations. The Company already expends considerable resources: (1) to interpret and meet extensive, government-mandated permitting, inspection, reporting and disclosure obligations that measure the Company's compliance with federal, state and local environmental standards; and (2) to implement Company-specific internal auditing and reporting programs that evaluate the conformity of the Company's facilities and operations to environmental laws and regulations and internal Company standards. The Board of Directors believes that adopting the CERES Principles would not promote a beneficial allocation of the Company's environmental resources and, thus, is not in the best interests of the Company.
 The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the 1995 Annual Meeting and entitled to vote on the stockholder proposal on the CERES Principles is required to approve it.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

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STOCKHOLDER PROPOSAL REGARDING MAQUILADORA REPORT

The Company has been notified that the following stockholders intend to introduce and support the following proposal at the 1995 Annual Meeting: Adrian Dominican Sisters, 1257 East Sienna Heights Drive, Adrian, Michigan 49221, which has provided certification to the Company indicating that, as of October 19, 1994, it was the beneficial owner of 100 shares of Common Stock; Dominican Sisters of the Sick Poor, Mariandale, Box 1200, Ossining, New York 10562, which has provided certification to the Company indicating that, as of October 25, 1994, it was the beneficial owner of 4,400 shares of Common Stock; Mercy Consolidated Assets Management Program, 20 Washington Square North, New York, New York 10011, which has provided certification to the Company that, as of October 18, 1994, it was the beneficial owner of 6000 shares of Common Stock. Based on the certifications of ownership outlined above, the stockholder proponents own a total of 10,500 shares of Common Stock which represents less than one percent (1%) of the total shares of Common Stock outstanding on December 31, 1994.

WHEREAS
          NAFTA, the North American Free Trade Agreement and GATT, the General Agreement on Trade and Tariffs, have emphasized the debate surrounding U.S. corporations in Mexican maquiladora operations. Critics deplore marginal survival wages paid Mexican

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          maquiladora employees by a majority of U.S. companies, even though those employees work productively and efficiently.
           A 1994 market basket study reveals a maquiladora worker labors 69.0 minutes to purchase 5 lbs. of rice in comparison to the 13.5 minutes of a U.S. worker. The purchasing power required by the maquiladora worker for aspirin is 153.8 minutes versus 19.3 minutes for the U.S. worker; American cheese, 214.3 to 12.6; chicken legs, 54.5 to 5.0;
          bananas, 20.4 to 2.3 (Market Basket Survey, Ruth Rosenbaum, 1994).
           An MIT study declares the Ford factory in Hermosillo, Mexico has the highest quality of any auto plant in North America. Yet it pays on average one-tenth of U.S. wages. Even in Mexico, these wages are barely enough to feed a family, let alone buy a refrigerator or one of the cars the workers assemble. ("Policy Advocate," The Center for Ethics and Economic Policy, Spring 1994).
           In 1982, the average Mexican blue collar employee worked 8.1 hours to buy the basic basket of food: beef, beans, tortillas, tomatoes, sugar, eggs and milk. In 1986, it was 12.7 hours and by 1993, 21.9 hours. (Dallas Morning News, 8/14/94).

WHEREAS the U.S. and Mexico could build a healthy model of North-South integration for the 21st century IF Mexico is recognized not just as a trading partner but as a country that contains fellow workers and global citizens with whom we share much more than trade.

WHEREAS the socially-concerned proponents of this resolution firmly believe there is a need for strict, enforceable standards of conduct for corporations operating in Canada, Mexico and the United States. One expectation, based on NAFTA, is that Mexican wages will rise, thereby raising the standard of living of Mexican workers and their families. However, we believe this will not happen unless corporations commit to paying wages substantially higher than marginal survival wages paid in maquiladoras. We find it ironic that some of the same companies that publicly committed to paying entry-level workers 50% above the poverty datum line in South Africa in 1974, are unresponsive when challenged with the reality of the poverty level wages they pay employees in Mexico.
           It is important that our company review maquiladora operations including: minimum and average wages paid to employees; how these compare with local cost of living and poverty level; other methods of compensation such as profit sharing, special trust funds to finance intrastructure improvements in nearby neighborhoods where employees live. The religiously-affiliated proponents of this resolution recommend the review contain a market basket survey.

RESOLVED The shareholders request management to initiate a review of wages and benefits paid and environmental standards upheld in its Maquiladora Operations. A summary report of findings of the review and recommendations for changes in policy or performance in light of this survey should be available to shareholders upon request within six months of the 1995 annual meeting.

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POSITION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS SUPPORT THE BOARD AND VOTE AGAINST THIS STOCKHOLDER PROPOSAL.
 The Board of Directors believes that the Company has substantially complied with the proposed resolution. The Company's only maquiladora plant is located in Reynosa, Mexico. The Company has reviewed the plant's operations thoroughly, including wage and benefit structure, environmental, safety and health practices, training programs and community impact. The results of the Company's review have been summarized in a report, dated December 1994, which is available to any stockholder who requests it. The report has been provided to the stockholder proponents. Based on its review of the Reynosa operation, the Company has concluded that the plant operates in a satisfactory manner and that no significant changes in wage and benefit structure, environmental, safety and health standards,

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training programs or overall community impact are necessary. The Board of
Directors believes that it would not be in the best interests of the stockholders of the Company to make any significant changes in its Reynosa operations at this time.
 The Board of Directors believes that the Company has been a responsible corporate citizen in Reynosa. As set forth in the Company's report, the Reynosa facility, in operation since early 1991, is an air-conditioned plant that includes modern printing, communications and computer equipment, locker rooms, cafeteria and break room, an infirmary and several recreation areas. The Reynosa facility employs approximately 500 Mexican employees. Training programs are available for employees of all levels, and a one-year apprentice program enables participants to upgrade their skill and wage levels. Over 80 employees have graduated from the apprentice program to date. Furthermore, as set forth in the Company's report, because many jobs at Reynosa are skilled, the minimum wage at the facility exceeds the legal minimum wage by a significant margin, and the benefit package, which includes medical and life insurance and financial aid packages, also surpasses minimum legal requirements. The Company's commitment to work place safety and health and to protecting the environment applies to its Reynosa facility as well as to its U. S. facilities. Additionally, in July 1994, the Company hosted a tour of its Reynosa facility for several interested stockholders, including representatives of the stockholder proponents. The stockholders spoke with a number of Reynosa employees, visited the plant floor and spent a day with members of management discussing the Reynosa operation. The Reynosa operation has supported local government programs concerning health, safety and training, the maquiladora industry, and, through charitable contributions and the creation of jobs, the local community.
 The Board of Directors believes that the Company has evaluated its practices at its Reynosa facility, that such practices are satisfactory at the present time, and that it would not be in the best interests of the stockholders of the Company to make any significant changes in these practices at this time.
 The affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy at the 1995 Annual Meeting and entitled to vote on the stockholder proposal on the Maquiladora report is required to approve it.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THE STOCKHOLDER PROPOSAL.

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 1996 ANNUAL MEETING

Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company by October 19, 1995, to be considered for inclusion in the Company's Proxy Statement and Form of Proxy relating to that meeting.
 The Nominating Committee will consider nominees recommended by stockholders as candidates for election to the Board of Directors at the Annual Meeting of Stockholders. The By-Laws of the Company provide that a stockholder wishing to nominate a candidate for election to the Board is required to give written notice to the Secretary of the Company of his or her intention to make such a nomination. The notice of nomination must be received by the Company not less than sixty days nor more than ninety days prior to the stockholder's meeting, or if less than seventy-five days' notice or prior public disclosure of the meeting date is given or made, the notice of nomination must be received within ten days after the meeting date is announced. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination. The Company may require that the proposed nominee furnish other information to determine that person's eligibility to serve as director. A nomination which does not comply with the above procedure will be disregarded.
 Such proposals or nominations should be addressed to Deborah M. Regan, Secretary, R. R. Donnelley & Sons Company, 77 West Wacker Drive, Chicago, Illinois 60601-1696.

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DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

Management does not now intend to bring before the 1995 Annual Meeting any matters other than those specified in the notice of the meeting, and it does not know of any business which persons other than the management intend to present at the meeting other than the stockholder proposals discussed in this Proxy Statement. Should any other matter requiring a vote of the stockholders properly come before the meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.

                                          By order of the Board of Directors

                                          Deborah M. Regan
                                          Secretary

Chicago, Illinois
February 16, 1995

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                                   EXHIBIT A

                         R. R. DONNELLEY & SONS COMPANY
                           1995 STOCK INCENTIVE PLAN

                                   I. GENERAL

 1. Plan. To provide incentives to management through rewards based upon the ownership or performance of the common stock of R. R. Donnelley & Sons Company (the "Company"), the Committee hereinafter designated, may grant cash or bonus awards, stock options, stock appreciation rights ("SARs"), or combinations thereof, to eligible officers and other key management employees, on the terms and subject to the conditions stated in the Plan. In addition, to provide incentives to members of the Board of Directors ("Board") who are not employees of the Company ("non-employee directors"), such non-employee directors are hereby granted options on the terms and subject to the conditions set forth in the Plan. For purposes of the Plan, references to employment by the Company also mean employment by a majority-owned subsidiary of the Company.
 2. Eligibility. Officers and other key management employees of the Company and its subsidiaries shall be eligible, upon selection by the Committee, to receive cash or bonus awards, stock options or SARs, either singly or in combination, as the Committee, in its discretion, shall determine. Non-employee directors shall receive stock options on the terms and subject to the conditions stated in the Plan.
 3. Limitation on Shares to be Issued. Subject to adjustment as provided in
Section 5 of this Article I, 7,500,000 shares of common stock, par value $1.25 per share ("common stock"), shall be available under the Plan, reduced by the aggregate number of shares of common stock which become subject to outstanding bonus awards, stock options and SARs which are not granted in tandem with or by reference to a stock option ("free-standing SARs"). Shares subject to a grant or award which for any reason are not issued or delivered, including by reason of the expiration, termination, cancellation or forfeiture of all or a portion of the grant or award or by reason of the delivery or withholding of shares to pay all or a portion of the exercise price or to satisfy tax withholding obligations, shall again be available for future grants and awards; provided, however, that for purposes of this sentence, stock options and SARs granted in tandem with or by reference to a stock option granted prior to the grant of such SARs ("tandem SARs") shall be treated as one grant. For the purpose of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, the maximum number of shares of common stock with respect to which options or SARs or a combination thereof may be granted during any three-year period to any person shall be 1,000,000, subject to adjustment as provided in Section 5 of this Article I. The maximum number of shares of common stock with respect to which fixed awards in the form of restricted stock may be granted hereunder is 500,000 in the aggregate, subject to adjustment as provided in Section 5 of this Article I.
 Shares of common stock to be issued may be authorized and unissued shares of common stock, treasury stock or a combination thereof.
 4. Administration of the Plan. The Plan shall be administered by a Committee designated by the Board of Directors (the "Committee"). Each member of the Committee shall be (i) an "outside director" within the meaning of Section 162(m) of the Code, subject to any transitional rules applicable to the definition of outside director, and (ii) a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall, subject to the terms of the Plan, select eligible officers and key management employees for participation; determine the form of each grant and award, either as cash, a bonus award, stock options or SARs or a combination thereof; and determine the number of shares or units subject to the grant or award, the fair market value of the common stock or units when necessary, the time and conditions of vesting, exercise or settlement, and all other terms and conditions of each grant and award, including, without

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limitation, the form of instrument evidencing the grant or award. The Committee may establish rules and regulations for the administration of the Plan, interpret the Plan, and impose, incidental to a grant or award, conditions with respect to competitive employment or other activities not inconsistent with the Plan. All such rules, regulations, interpretations and conditions shall be conclusive and binding on all parties. Each grant and award shall be evidenced by a written instrument and no grant or award shall be valid until an agreement is executed by the Company and the recipient thereof and, upon execution by each party and delivery of the agreement to the Company, such grant or award shall be effective as of the effective date set forth in the agreement.
 The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) an employee who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period a grant or award hereunder to such employee would be outstanding or (B) an officer or other person subject to Section 16 of the Exchange Act or (ii) decisions concerning the timing, pricing or amount of a grant or award to such an employee, officer or other person.
 A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.
 5. Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a regular cash dividend, the number and class of securities available under the Plan, the number and class of securities subject to each outstanding bonus award, the number and class of securities subject to each outstanding stock option and the purchase price per security, the number of securities subject to each stock option to be granted to non-employee directors pursuant to Article III and the terms of each outstanding SAR shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options and SARs without a change in the aggregate purchase price or base price. If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded, or (ii) subject to an outstanding grant or award under the Plan, the Company shall pay the holder thereof, in connection with the first vesting, exercise or settlement of such grant or award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the fair market value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such grant or award.
 6. Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval at the 1995 annual meeting of stockholders and, if approved, shall become effective on January 1, 1995. The Plan shall terminate on December 31, 1999 unless terminated prior thereto by action of the Board. No further grants or awards shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants or awards made prior to termination.
 7. Amendments. The Plan may be amended or terminated by the Board in any respect except that no amendment may be made without stockholder approval if stockholder approval is required by applicable law, rule or regulation, including Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, or such amendment would increase (subject to Section 5 of this Article I) the maximum number of shares available under the Plan; provided, however, that subject to Section 5 of this Article I, the number of shares subject to stock options granted to non-employee directors, the purchase price therefor, the date of grant of any such option, the termination provisions relating to such options and the category of persons eligible to be granted such options shall not be amended more than once every six

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months, other than to comply with changes in the Code or the Employee
Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. No amendment may impair the rights of a holder of an outstanding grant or award without the consent of such holder.
 8. Prior Plans. Upon the approval of the Plan by the stockholders of the Company, no further grants or awards shall be made under the Company's 1981 Stock Incentive Plan, as amended (the "1981 Plan"), the 1986 Stock Incentive Plan, as amended (the "1986 Plan"), or the 1991 Stock Incentive Plan, as amended (the "1991 Plan"), except that SARs may be granted with respect to options previously granted and outstanding under such Plans. Grants and awards made under the 1981 Plan, the 1986 Plan and the 1991 Plan prior to approval of the Plan by the stockholders of the Company shall continue in effect in accordance with their terms.

                                II. BONUS AWARDS

 1. Form of Award. Bonus awards, whether performance awards or fixed awards, may be made to eligible officers and other key management employees in the form of (i) cash, whether in an absolute amount or as a percentage of compensation,
(ii) stock units, each of which is substantially the equivalent of a share of common stock but for the power to vote and, subject to the Committee's discretion, the entitlement to an amount equal to dividends or other distributions otherwise payable on a like number of shares of common stock,
(iii) shares of common stock issued to the employee but forfeitable and with restrictions on transfer in any form as hereinafter provided or (iv) any combination of the foregoing.
 2. Performance Awards. Awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with the actual such amount, percentage or number to be determined by reference to the level of achievement of corporate, sector, business unit, division, individual or other specific objectives over a performance period of not less than one nor more than ten years, as determined by the Committee. No rights or interests of any kind shall be vested in an individual receiving a performance award until the conclusion of the performance period and the determination of the level of achievement specified in the award, and the time of vesting, if any, thereafter shall be as specified in the award.
 3. Fixed Awards. Awards may be made which are not contingent on the achievement of specific objectives, but are contingent on the participant's continuing in the Company's employ for a period specified in the award.
 4. Rights with Respect to Restricted Shares. If shares of restricted common stock are subject to an award, the participant shall have the right, unless and until such award is forfeited or unless otherwise determined by the Committee at the time of grant, to vote the shares and to receive dividends thereon from the date of grant and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that a distribution with respect to shares of common stock, other than a regular quarterly cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of common stock with respect to which such distribution was made.
 During the restriction period, a certificate or certificates representing restricted shares shall be registered in the holder's name and may bear a legend, in addition to any legend which may be required under applicable laws, rules or regulations, indicating that the ownership of the shares of common stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the agreement relating to the restricted shares. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of common stock subject to the award in the event such award is forfeited in whole or in part. Upon termination of any applicable restriction period, including, if applicable, the satisfaction or achievement of applicable objectives, and subject to the Company's right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of shares of common stock shall be delivered to the holder of such award.

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 5. Rights with Respect to Stock Units. If stock units are credited to a participant pursuant to an award, then, subject to the Committee's discretion, amounts equal to dividends and other distributions otherwise payable on a like number of shares of common stock after the crediting of the units (unless the record date for such dividends or other distributions precedes the date of grant of such award) shall be credited to an account for the participant and held until the award is forfeited or paid out. Interest shall be credited on the account annually at a rate equal to the return on five year U.S. Treasury obligations.
 6. Vesting and Resultant Events. The Committee may, in its discretion, provide for early vesting of an award in the event of the participant's death, permanent and total disability or retirement. At the time of vesting, (i) the award, if in units, shall be paid to the participant either in shares of common stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee shall determine, and the participant's account to which dividend equivalents, other distributions and interest have been credited shall be paid in cash, (ii) the award, if a cash bonus award, shall be paid to the participant either in cash, or in shares of common stock with a then fair market value equal to the amount of such award, or in such combination thereof as the Committee shall determine and (iii) shares of restricted common stock issued pursuant to an award shall be released from the restrictions.

                               III. STOCK OPTIONS

 1. Grants. (a) Options for Officers and Key Management Employees. Options to purchase shares of common stock of the Company may be granted to such eligible officers and key management employees as may be selected by the Committee. These options may, but need not, constitute "incentive stock options" under
Section 422 of the Code or any other form of option under the Code. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of common stock with respect to which options designated as incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of the Company, or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall not constitute incentive stock options.
 (b) Options for Non-Employee Directors. An option to purchase 4,000 shares of common stock of the Company shall be granted on the date of the 1995 annual meeting of stockholders and, thereafter, annually on the date of the Company's annual meeting of stockholders to each individual who immediately following such meeting on such date is a non-employee director. An option granted to a non-employee director pursuant to this Section 1(b) (a "Director Option") shall become exercisable in whole or in part on the earlier to occur of (i) the date which is the first anniversary of the date the Director Option is granted (the date of grant being hereafter referred to as the "Option Date") or (ii) the day immediately preceding the date of the first annual meeting of stockholders of the Company next following the Option Date; provided, however, that the date of such annual meeting is at least three hundred fifty-five (355) days after the Option Date, and Director Options shall not be exercisable more than ten years after the Option Date.
 2. Number of Shares and Purchase Price. The number of shares of common stock subject to an option and the purchase price per share of common stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of common stock shall not be less than 100% of the fair market value of a share of common stock on the date of grant of the option; provided further, that if an incentive stock option shall be granted to any person who, on the date of grant of such option, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a "Ten Percent Holder"), the purchase price per share of common stock shall be the price (currently 110% of fair market value) required by the Code in order to constitute an incentive stock option; and provided further, that the purchase price per share of common stock subject to a Director Option shall be 100% of the fair market value of a share of common stock on the date of grant of such option.

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 3. Exercise of Options. The period during which options granted hereunder
(other than options granted to non-employee directors) may be exercised shall be determined by the Committee; provided, however, that no incentive stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercisable more than five years after its date of grant. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of common stock.
 An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of common stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) in previously owned whole shares of common stock (which the optionee has held for at least six months prior to delivery of such shares or which the optionee purchased on the open market and for which the optionee has good title free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), (ii) if applicable, by surrendering to the Company any SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and, in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of common stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing common stock shall be delivered until the full purchase price therefor has been paid.
 4. Termination of Employment or Service. An option may be exercised during the optionee's continued employment with the Company or service on the Board, as the case may be, and, unless otherwise determined by the Committee as set forth in the agreement relating to the option, for a period not in excess of ninety days following termination of employment or service on the Board and only within the original term of the option; provided, however, that if employment of the optionee by the Company or service on the Board, as the case may be, shall have terminated by reason of retirement or total and permanent disability, then the option may be exercised to the extent set forth in the agreement relating to the option for a period not in excess of five years following termination of employment or service on the Board, but not after the expiration of the term of the option. In the event of the death of an optionee
(i) during employment or service on the Board, as the case may be, (ii) within a period not in excess of five years after termination of employment or service on the Board, as the case may be, by reason of retirement or total and permanent disability or (iii) within ninety days after termination of employment or service on the Board, as the case may be, for any other reason, outstanding options held by such optionee at the time of death may be exercised to the extent set forth in the agreement relating to the option by the executor, administrator, personal representative, beneficiary or similar persons of such deceased optionee within ninety days of the date of death.

                          IV. UK STOCK OPTION SUB-PLAN

1. GENERAL

 (a) Sub-Plan. The UK Stock Option Sub-Plan ("the Sub-Plan") has been established in order to vary the terms on which options may be given to officers and other key management employees who are employed in the United Kingdom by the Company or any of its subsidiaries. Stock options granted

- --------------------------------------------------------------------------------
under the Sub-Plan shall be deemed granted under the Plan and shall, unless otherwise stated or implied in this Article IV, comply in all respects with the terms and conditions applicable to options granted under Article III of the Plan. Articles II and V and Clause 2 of Article VI shall not apply to options granted under the Sub-Plan.
 (b) Definitions. In the Sub-Plan the following terms shall have the following meanings:

"the Subsidiaries"             shall mean all companies which are controlled
                               by the Company (as defined in Section 840 of the Income and Corporation Taxes Act 1988) and which are affiliates controlled by the Company directly or indirectly through one or more intermediaries for the purposes of Rule 12b-2 of the Exchange Act;

"the Group"                    shall mean the Company and the Subsidiaries;

"Associated Company"           shall have the meaning attributed to it in
                               Section 416(1) of the Income and Corporation
                               Taxes Act 1988;

"the Committee"                shall mean the committee designated to
                               administer the Plan;

"Full Time Employee"           shall mean any director or employee who is
                               employed by the Group in the United Kingdom and who is required to devote to his duties not less than 25 hours (or in the case of an employee who is not a director of any company in the Group, 20 hours) per week (excluding meal breaks) and is not precluded by paragraph
                               8 of Schedule 9 from participating in the Sub-
                               Plan;

"Relevant Emoluments"          shall have the meaning which the term bears in
                               sub-paragraph (2) of paragraph 28 of Schedule 9 by virtue of sub-paragraph (4) of that paragraph;

"Year of Assessment"           shall mean a year beginning on any 6 April and
                               ending on the following 5 April;

"Market Value"                 shall mean on any day the average of high and
                               low transaction prices in trading in the common stock of the Company as reported on the New
                               York Stock Exchange--Composite Transactions compiled by Associated Press or if no trading occurred on such date then on the next preceding date on which such trading occurred;

"Schedule 9"                   shall mean Schedule 9 of the United Kingdom
                               Income and Corporation Taxes Act 1988;

"Share" or "Shares"            shall mean a share or shares of common stock of
                               par value $1.25 which satisfy the conditions specified in Paragraphs 10 to 14 inclusive of
                               Schedule 9.

 (c) Sub-Plan. The Committee may grant stock options to officers and other key management employees eligible to participate in the Sub-Plan on the terms and subject to the conditions stated in the Sub-Plan.
 (d) Eligibility. Full Time Employees who are officers or other key management employees employed by the Group in the United Kingdom under selection guidelines to be established by the Committee, shall be eligible, upon selection by the Committee, to receive stock options.
 (e) Shares to be Issued. Shares to be issued shall be authorized and unissued shares of common stock, treasury stock or a combination thereof. The issue of shares of common stock shall be subject to the maximum specified in the Plan.
 (f) Administration. The Sub-Plan shall be administered by the Committee in accordance with the provisions set out in the Plan and varied by the terms of the Sub-Plan.

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 (g) Effective Date and Term of the Sub-Plan. The Sub-Plan shall be submitted to the stockholders of the Company for approval at the 1995 annual meeting of stockholders and, if approved, shall become effective on January 1, 1995. Options shall not be granted until the Sub-Plan has been approved by the Board of UK Inland Revenue under the provisions of paragraph 1 of Schedule 9. Any change required to be made to the Plan by the Board of UK Inland Revenue in order to obtain its approval may be made without stockholder approval, except as otherwise provided in Clause 7 of Article I. The Sub-Plan shall terminate on December 31, 1999 unless terminated prior thereto by action of the Board. No further grants shall be made under the Sub-Plan after termination, but termination shall not affect the rights of any participant under the grants made prior to termination.
 (h) Amendments. The Sub-Plan may be amended or terminated by the Board subject to the conditions specified in the Plan. No amendment may be made which will put the Sub-Plan in breach of conditions for approval set out in Schedule 9 and no amendment to the Sub-Plan or any provision in the Plan which applies to options granted under the Sub-Plan shall be made without prior approval of the Board of UK Inland Revenue.

2. STOCK OPTIONS

 (a) Grants. Options to purchase shares of common stock may be granted to such eligible Full-Time Employees as may be selected by the Committee. No variation shall be made in relation to a spin-off nor to any class of securities available under the Sub-Plan.
 (b) Variations in Options. Variations may not be made to options granted under the Sub-Plan pursuant to Article I clause 5 of the Plan without prior consent of the Board of UK Inland Revenue.
 (c) Terms of Options. Terms attaching to options shall be contained in a stock option agreement, the form of which must be approved in advance by the Board of UK Inland Revenue. If any performance targets are attached to the exercisability of an option, these shall be objectively determined and subject to the prior approval of the Board of UK Inland Revenue. No option shall be exercisable more than ten years after its date of grant. The per share option price shall be stated at the time the option is granted and shall be not less than 100% of the Market Value of the share on the date on which the optionee is offered options under the Sub-Plan. Upon exercise, the option price shall be paid in cash. The provisions in Clause 3 of Article III for the exercise of options by payment in whole shares of common stock or in cash by a broker-dealer to whom the optionee has submitted an irrevocable notice of exercise will not apply for the purposes of the Sub-Plan unless, in the case of the latter, approved by the Board of UK Inland Revenue. Options shall not be transferable except that such options may be exercised by the personal representative of a deceased optionee or a beneficiary of such deceased optionee who has been designated pursuant to beneficiary designation procedures approved by the Company, in each case within ninety days of the death of the optionee. Options may be exercised during the individual's continued employment with the Group and for a period not in excess of ninety days following termination of employment and only within the original term of the option. No option may be exercised by an individual at any time when he is precluded by Paragraph 8 of Schedule 9 from participating in the Sub-Plan.
 (d) Exercise of Option. An option may be exercised by delivery of written notice to the Company specifying the number of shares to be purchased and accompanied by payment in full of the option price for the number of shares so purchased. The Company shall within thirty days post to the optionee certificates representing the number of shares specified, and shall pay all original issue or transfer taxes and all other fees and expenses incidental to such delivery.
 (e) Limits on Options. No person shall be granted options under the Sub-Plan which would, at the time that they are obtained, cause the aggregate Market Value of the shares which such person may acquire in pursuance of rights obtained under the Sub-Plan or under any other scheme established by the Group or by any Associated Company of the Company and approved by the Board of UK Inland Revenue under Schedule 9 (and not exercised) to exceed or further exceed the greater of:

   (1) 100,000 British Pounds Sterling or

- --------------------------------------------------------------------------------
   (2) Four times the Relevant Emoluments of the optionee for the current or preceding Year of Assessment (whichever of those years gives the greater amount) or if there were no Relevant Emoluments for the preceding Year of Assessment four times the amount of the Relevant Emoluments for the period of twelve months beginning with the first day during the current Year of Assessment in respect of which there are Relevant Emoluments. For the purposes of this clause the Market Value of the shares shall be converted from US Dollars to sterling at the middle rate for the buying and selling of that amount of sterling for US Dollars as quoted by the Barclays Bank
  PLC at the opening of business on the day on which the optionee is offered options under the Sub-Plan.

                          V. STOCK APPRECIATION RIGHTS

 1. Grants. Free-standing SARs entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares of common stock from the date of grant to the date of exercise of such SARs, or in the case of tandem SARs, from the date of grant of the related stock option to the date of exercise of such tandem SARs, may be granted to such eligible officers and other key management employees as may be selected by the Committee. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both.
 2. Number of SARs and Base Price. The number of SARs subject to a grant shall be determined by the Committee. Any tandem SAR related to an incentive stock option shall be granted at the same time that such incentive stock option is granted. The base price of a tandem SAR shall be the purchase price per share of common stock of the related option. The base price of a free-standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the fair market value of a share of common stock on the date of grant of such SAR.
 3. Exercise of SARs. The agreement relating to a grant of SARs may specify whether such grant shall be settled in shares of common stock (including restricted shares of common stock) or cash or a combination thereof. Upon exercise of an SAR, the grantee shall be paid the excess of the then fair market value of the number of shares of common stock to which the SAR relates over the fair market value of such number of shares at the date of grant of the SAR or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of common stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine. The period during which SARs granted hereunder may be exercised shall be determined by the Committee; provided, however, that no tandem SAR shall be exercised if the related option has expired or has been cancelled or forfeited or has otherwise terminated. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a tandem SAR, only with respect to whole shares of common stock and, in the case of a free-standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for restricted shares of common stock, a certificate or certificates representing such restricted shares shall be issued in accordance with Section 4 of Article II and the holder of such restricted shares shall have such rights of a stockholder of the Company as determined pursuant to such Section. Prior to the exercise of an SAR for shares of common stock, including restricted shares, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of common stock subject to such SAR.
 A tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of such SAR and (iii) by executing such documents as the Company may reasonably request. A free-standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing

- --------------------------------------------------------------------------------
such documents as the Company may reasonably request. In the case of the holder of an SAR who is subject to Section 16 of the Exchange Act, the Company may require that the exercise of an SAR be in compliance with Section 16 and the rules and regulations thereunder.
 4. Termination of Employment. An SAR may be exercised during the grantee's continued employment with the Company and, unless otherwise determined by the Committee as set forth in the agreement relating to the SAR, for a period not in excess of ninety days following termination of employment and only within the original term of the SAR; provided, however, that if employment of the grantee by the Company shall have terminated by reason of retirement or total and permanent disability, then the SAR may be exercised to the extent set forth in the agreement relating to the SAR for a period not in excess of five years following termination of employment but not after the expiration of the term of the SAR. In the event of the death of a holder of an SAR (i) during employment,
(ii) within a period not in excess of five years after termination of employment by reason of retirement or total and permanent disability or (iii) within ninety days after termination of employment for any other reason, outstanding SARs held by such holder at the time of death may be exercised to the extent set forth in the agreement relating to the SAR by the executor, administrator, personal representative, beneficiary or similar persons of such deceased holder within ninety days of the date of death.

                                   VI. OTHER

 1. Non-Transferability of Options and Stock Appreciation Rights. No option or SAR shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as determined by the Committee and set forth in the agreement relating to such option or SAR. Each option or SAR may be exercised during the participant's lifetime only by the participant or the participant's guardian, legal representative or similar person. Except as permitted by the second preceding sentence, no option or SAR may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option or SAR, such award and all rights thereunder shall immediately become null and void.
 2. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of common stock or the payment of any cash pursuant to a grant or award hereunder, payment by the holder thereof of any Federal, state, local or other taxes which may be required to be withheld or paid in connection therewith. An agreement may provide that (i) the Company shall withhold whole shares of common stock which would otherwise be delivered to a holder, having an aggregate fair market value determined as of the date the obligation to withhold or pay taxes arises in connection therewith (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of common stock (which the holder has held for at least six months prior to the delivery of such shares or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate fair market value determined as of the Tax Date, (C) authorizing the Company to withhold whole shares of common stock which would otherwise be delivered having an aggregate fair market value determined as of the Tax Date or withhold an amount of cash which would otherwise be payable to a holder, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. An agreement

- --------------------------------------------------------------------------------
relating to a grant or award hereunder may provide for shares of common stock to be delivered or withheld having an aggregate fair market value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rates. Any fraction of a share of common stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.
 3. Acceleration Upon Change in Control. If while (i) any performance award or fixed award granted under Article II is outstanding or (ii) any stock option granted under Article III or IV of the Plan or SAR granted under Article V of the Plan is outstanding --

   (a) any "person," as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof (but not including (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a "Person") is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing 50% or more of the combined voting power of the Company's then outstanding securities; or
   (b) during any period of two (2) consecutive years (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause (a), (c) or
  (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
   (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or
   (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets,

(any of such events being hereinafter referred to as a "Change in Control"), then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, or the date of any such stockholder approval of a merger, consolidation, plan of complete liquidation or an agreement for the sale of the Company's assets as described above occurs (the applicable date being hereinafter referred to as the "Acceleration Date"), (i) with respect to such performance awards, the highest level of achievement specified in the award shall be deemed met and the award shall be immediately and fully vested, (ii) with respect to such fixed awards, the period of continued employment specified in the award upon which the award is contingent shall be deemed completed and the award shall be immediately and fully vested and (iii) with respect to such options and SARs, all such options

- --------------------------------------------------------------------------------
and SARs, whether or not then exercisable in whole or in part, shall be fully and immediately exercisable.
 4. Restrictions on Shares. Each grant and award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of common stock subject thereto upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of common stock delivered pursuant to any grant or award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
 5. No Right of Participation or Employment. No person (other than non-employee directors to the extent provided in Article III) shall have any right to participate in the Plan. Neither the Plan nor any grant or award made hereunder shall confer upon any person any right to continued employment by the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.
 6. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of common stock or other equity security of the Company which is subject to a grant or award hereunder unless and until such person becomes a stockholder of record with respect to such shares of common stock or equity security.
 7. Governing Law. The Plan, each grant and award hereunder and the related agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
 8. Approval of Plan. The Plan and all grants and awards made hereunder shall be null and void if the adoption of the Plan is not approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the 1995 annual meeting of stockholders.

P R O X Y

R. R. DONNELLEY & SONS COMPANY                     PROXY/VOTING INSTRUCTION CARD
CHICAGO, ILLINOIS
- --------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MARCH 23, 1995.

The undersigned hereby appoints John R. Walter, James R. Donnelley and Frank R. Jarc, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of R. R. Donnelley & Sons Company, to be held on March 23, 1995 at eight o'clock a.m., Chicago Time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Your vote with respect to the election of Directors and the other proposals may be indicated on the reverse. Nominees for Director are: Martha Layne Collins, Charles C. Haffner III, Richard M. Morrow, H. Blair White and Stephen M. Wolf.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This card also provides voting instructions for shares held in the Dividend Reinvestment Plan and, if registrations are identical, shares held for the benefit of Donnelley employees in the Tax Credit Stock Ownership Plan ("TRASOP") and the Employee Monthly Investment Plan ("EMIP").

- --------------------------------------------------------------------------------

Comments: ______________________________________________________________________

- --------------------------------------------------------------------------------
(IF YOU HAVE WRITTEN IN THE ABOVE SPACE, PLEASE MARK THE "COMMENTS" BOX ON THE REVERSE OF THIS CARD.)
- --------------------------------------------------------------------------------

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                           | 7827
                                                                           -----

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2 AND AGAINST PROPOSALS 3 AND 4.

- ------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
- ------------------------------------------------------------------------------
1. Election of Directors (see reverse)
   FOR  [_]    WITHHELD  [_]

   For, except vote withheld from the following nominee(s):

   --------------------------------------------------------


2. Approval of 1995 Stock Incentive Plan
   FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

   Change of Address/ Comments on Reverse Side
   [_]

- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 3 AND 4.
- --------------------------------------------------------------------------------
3. Stockholder Proposal relating to CERES Principles
   FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

4. Stockholder Proposal relating to a Maquiladora Report
   FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

   FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

- --------------------------------------------------------------------------------
5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, officer, general partner, etc., please give full title as such.


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
 SIGNATURE(S)                                                   DATE